EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 27 day of August, 1997, by and among William J. Benzick ("Benzick"), Perry M. Rynders, ("Rynders"), Willie J. Pouncy ("Pouncy"), Jo Doerhoefer ("Doerhoefer"), Edward Miller ("Miller"), Martin Fox ("Fox"), Patricia O'Brien ("O'Brien"), and Stephen Poe ("Poe"), (each, a "Seller" and, collectively, the "Sellers"), and FINE HOST CORPORATION, a Delaware corporation (the "Buyer").

WITNESSETH:

         WHEREAS, Best, Inc., a Minnesota corporation ("Best") manages food and dietary food and beverage service operations for a number of companies and institutions (all such services are referred to herein as "Food Services");

         WHEREAS, Sellers each own the number of shares of the common stock, no par value (the "Common Stock"), of Best set forth opposite their respective names on Section 2.2 of the attached Disclosure Schedule, which shares constitutes 100% of the issued and outstanding capital stock of Best (all such shares of capital stock are referred to herein as the "Shares"); and

         WHEREAS, the Buyer desires to purchase the Shares from the Sellers, and the Sellers desire to sell the Shares to the Buyer, in each case upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                SALE AND PURCHASE

         SECTION 1.1. Agreement to Sell and to Purchase. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Sellers shall sell, assign, transfer, convey and deliver the Shares, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions, to the Buyer, and the Buyer shall purchase and accept the Shares from the Sellers.

         SECTION 1.2. Closing. (a) The closing of such sale and purchase (the "Closing") shall take place at 10:00 A.M., on August 27, 1997 (following the satisfaction or waiver of the conditions set forth in Articles V and VI hereof), or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the offices of Maun & Simon, PLC, 2000 Midwest Plaza Building West, 801 Nicollet Mall, Minneapolis, Minnesota 55402, or at such other place as the parties hereto shall agree in writing. At the Closing, the


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Sellers  shall  deliver  to  the  Buyer  or  its  designees  stock  certificates representing the Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank, with all taxes, direct or indirect, attributable to the transfer of such Shares paid or provided for. In full consideration and exchange for the Shares, the Buyer shall thereupon pay to the Sellers the Purchase Price as provided in Section 1.3. hereof. The Buyer shall have no obligation to purchase any Shares unless all of the Shares are to be sold on the Closing Date.

         SECTION 1.3. Purchase Price. (a) The aggregate purchase price for the Shares (the "Purchase Price") shall be $22,565,000, and shall be subject to adjustment as provided herein. Subject to the terms hereof, the Purchase Price shall be paid to the Sellers in accordance with the Purchase Price Allocation Schedule attached hereto (the "Purchase Price Allocation Schedule"). On the Closing Date, the Buyer shall deliver :

                  (i) To the Sellers, the cash portion of the Purchase Price (the "Cash Portion of the Purchase Price") in the amount of $20,308,500, payable by wire transfer in immediately available funds to bank accounts in the United States of America designated in writing by the Sellers not less than three business days before the Closing Date (the "Designated Account").

                  (ii) To the Escrow Agent, the escrowed portion of the Purchase Price (the "Required Escrow Funds"), in the aggregate principal amount of $2,256,500 the Required Escrow Funds to be deposited to or disbursed from the escrow account pursuant to the terms of the Escrow Agreement, in substantially the form of Exhibit A hereto, provided, however, that the amount of the Escrow Funds to be delivered to the Escrow Agent is subject to Buyer's right of post-closing adjustment as provided in
         Section 1.4 hereof.

         (b) As soon as practicable following the Closing Date, the Buyer, without cost or expense to Sellers, shall have KPMG Peat Marwick L.L.P. (the "KPMG") prepare and audit in accordance with generally accepted accounting principles, applied on a consistent basis, the balance sheet and year-to-date income statement of Best as of the Closing Date (such balance sheet, as finally determined pursuant hereto, the "Closing Date Balance Sheet") and shall deliver the audited Closing Date Balance Sheet and accompanying audited year-to-date income statement to Sellers. The Closing Date Balance Sheet as prepared by KPMG shall be final and binding upon the parties hereto unless (i) Total Liabilities (as defined herein) exceed $9,686,000 ("Target Liabilities"); or (ii) the Closing Date Deficit (as defined herein) of Best is greater than a $1,300,000 deficit ("Target Deficit"); and (iii) the Sellers notify the Buyer in writing within 10 business days of receiving the Closing Date Balance Sheet that they dispute the contents of the Closing Date Balance Sheet and that they intend, at their own expense, to have a firm of independent certified public accountants chosen by the Sellers and acceptable to Buyer in its sole discretion (the "Sellers' Accountants") review the Closing Date Balance Sheet. In the event the parties fail to resolve any such disputes, Sellers' Accountants shall review the Closing Date Balance Sheet and issue a report (the

                                                        -2-

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"Report"),  which shall be  delivered  to the parties  hereto.  The Closing Date
Balance Sheet indicated by the Report shall be final and binding upon the parties unless the Buyer notifies the Sellers in writing within 10 business days of receiving the Report of its intention to have the two accounting firms appoint a third accounting firm of recognized national standing, whose fees and expenses shall be paid for equally by the Sellers and the Buyer, to finally determine the Closing Date Balance Sheet. The determination of such third accounting firm shall be final and binding on the parties hereto.

     (c) For the purposes of this Agreement, the following terms shall have the following definitions:

     (i) "Total Liabilities" shall mean all items which would be classified as liabilities of Best on a balance sheet of Best or disclosed in the notes thereto prepared as of the day preceding the Closing Date in accordance with generally accepted accounting principles, applied on a consistent basis, including, without limitation, all fees and expenses (including advisory fees payable to KPMG Peat Marwick and attorney's fees) incurred by Best in connection with the negotiation, documentation and consummation of the transactions contemplated hereby, but without inclusion of obligations or commitments arising as a result of this transaction, such as severance obligations to Transition Employees as contemplated by Section 4.1. hereof, any adjustment to the severance obligation to be payable by Best to Riad Dimechkie as a consequence of the transactions contemplated hereby, any adjustment to the severance obligation or stock repurchase price payable by Best to Thomas Rystedt as a consequence of the transactions contemplated hereby or any commitments to invest, advance, loan, pledge or donate any monies which are not part of a binding written contract accepted by Best and a third party and which are required to be recorded in accordance with generally accepted accounting principles.

                  (ii) "Total Assets" shall mean all items which will be classified as assets on a balance sheet of Best prepared as of the day preceding the Closing Date in accordance with generally accepted accounting principles, applied on a consistent basis.

                  (iii) "Closing Date Deficit" shall mean the difference between Total Assets and Total Liabilities (an excess of Total Liabilities over Total Assets being a "Closing Date Deficit" herein) as those terms are defined herein.

     SECTION 1.4. Purchase Price Adjustments - Required Escrow Funds. (a) Without limiting any other right of offset or other remedy granted to the Buyer hereunder or by law, the Purchase Price shall be automatically increased or reduced by the amounts indicated in
                                                        -3-

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subsections  (b) through (f) of this Section  provided the cumulative  amount of such adjustments will result in an upward or downward cumulative adjustment in a minimum amount of not less than $75,000 and notwithstanding anything herein to the contrary any cumulative downward adjustment shall not exceed $11,500,000 (the "Maximum Cumulative Downward Adjustment"). Any such adjustments shall be applied to the principal amounts required to be escrowed pursuant to the provisions of Section 1.3(a)(ii). No interest shall be payable to the Sellers with respect to principal amounts set-off pursuant to this Section. In the event that the total net amount of reductions allowable hereunder exceeds the amount of the Required Escrow Funds, the Sellers shall promptly upon notice of such deficiency deliver to the Buyer certified checks equal to any such deficiency limited by the Maximum Cumulative Downward Adjustment. Without limiting the right of the Buyer to make the adjustments contemplated by this Section 1.4., the Buyer shall notify the Sellers of the respective amounts of any such adjustment as soon as practicable after the making of such adjustment.

         (b) If the Closing Date Deficit of Best is greater than the Target Deficit the principal amount of the Required Escrow Funds shall be reduced by the difference between the Closing Date Deficit and the Target Deficit.

         (c) If any account or note receivable (excluding the "Excluded Closing Date Account Receivables") payable to or for the benefit of Best reflected on the Closing Date Balance Sheet (each, a "Closing Date Account Receivable") remains uncollected, in whole or in part, for a period of 150 days following the Closing Date or 150 days after the balance or installment portion of the account or note receivable is due, whichever is later, the principal amount of the Required Escrow Funds shall be reduced by the total amount by which each Closing Date Account Receivable or the installment portion thereof that was not paid within said 150 day period, exceeds the aggregate amount received by Best as payment in respect thereof. "Excluded Closing Date Account Receivables" are:

     (1) that Contract for Deed balance payable to Best for the real property located on Payne Avenue, St. Paul, Minnesota having an outstanding principal balance of approximately $134,000; and

     (2) that note receivable from Vendstar, Inc. having an outstanding principal balance of approximately $237,000; and

     (3) that outstanding account receivable balance in the approximate amount of $150,000 payable by Ada, Minnesota relating to services provided to or for the benefit of Bridges Medical Center; and

     (4) employee advances in an amount not exceeding $10,000 in the aggregate.

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                  Payments  from  account  debtors will be applied in payment of the oldest outstanding account receivable of that debtor unless such debtor designates the invoice to which a payment is to be applied, in which event payments will be applied to the account receivable designated by the account debtor. The Buyer shall use the same collection efforts (including withholding services on a basis consistent with the Buyer's prevailing practices for customers whose accounts are delinquent) with respect to each Closing Date Account Receivable as is generally used by the Buyer in collecting its own accounts receivable; provided, however, that the Buyer shall not be obligated to commence litigation with respect to any Closing Date Account Receivable. In the event that an actual reduction of the Purchase Price is made with respect to a Closing Date Account Receivable, the Sellers shall be entitled to seek collection of any such Closing Date Account Receivable through any lawful means.

         (d) Buyer may on or prior to the Closing Date perform an inspection of the physical inventory of Best and inform Sellers if Buyer believes any of Best's inventory to be Obsolete Inventory (as defined in Section 2.21.). If on or before the Closing Date, the Buyer and Sellers determine that any of Best's inventory is Obsolete Inventory, the principal amounts of the Required Escrow Funds shall be reduced by an amount equal to the amount at which such inventory is carried on the Closing Date Balance Sheet (net of any refund or credit received by Best should Best opt to seek such refund or credit from a supplier).

         (e) If, within 60 days following the Closing Date, the Buyer cannot locate machinery, equipment, furniture, fixtures and other tangible personal property having an aggregate net book value of at least $100,000 as reflected on the Closing Date Balance Sheet, the principal amount of the Required Escrow Funds shall be reduced on an equal basis by the aggregate net book value of all such unlocated machinery, equipment, furniture, fixtures and other tangible personal property.

         (f) The Required Escrow Funds shall be increased by Buyers by an amount equal to 20% of up to $10,000,000 of the First Year's Gross Volume, of the food service operation for New Qualified Facilities. For purposes of this provision, the following terms shall have the following meanings:

         "New Qualified Facilities" means all facility locations of up to 25 customers/prospective customers named on a list prepared by and submitted by Best to Buyer on the Closing Date that:

     i) are not on the Closing Date and have not been within the one year preceding the Closing Date locations at which Best has provided meal service; and

     ii) were not included as new business in the pro forma schedules provided by Sellers to Buyer as of April , 1997; and

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     iii) for  which  Best  executes  a food  service  contract,  agreement,  or amendment entered into within one year following the Closing Date; and

         "Gross Volume" means the greater of the (i) sales or (ii) costs and expenses including the management fee related to operation of the customers facility.

         "First Year's" means the period beginning the commencement date of meal service under the customer contract and continuing until the first anniversary of the commencement date of meal service under the customer contract, agreement or amendment.

                  Sellers   understand   that  the  addition  of  New  Qualified
Facilities will be at the sole discretion of Buyer.

                  Any adjustments which reduce the principal amount of the Required Escrow Funds shall be in lieu of any other right to indemnification or remedy for the same adjustment.

                                   ARTICLE II.
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Whenever set forth in this Agreement, the phrase "to the best of Seller's knowledge" (or any similar phrase which contain the words "Seller's knowledge" or "Known to Seller") shall be deemed to mean only the actual, present knowledge (rather than the implied, imputed or constructive knowledge) of the Seller making such representation after the inquiry described in the next sentence. Each of the Sellers confirms that he/she has made due and diligent inquiry of the other Sellers, the Operational Vice Presidents, the Support Service Vice President, the Vice President of Finance and Chief Financial Officer, the Human Rights Director and the Information Services Director as to the matters that are the subject of such representation and warranty.

         Each of the Sellers, jointly and severally, hereby represents, warrants and agrees as follows:

         SECTION 2.1. Corporate Organization. Best is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority and all governmental licenses, authorizations, permits, consents and approvals to own its properties and assets and to conduct its businesses as now conducted and as proposed to be conducted. Best is duly qualified to do business as a foreign corporation and is in good standing in every state where the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary. Section 2.1 to the Disclosure Schedule sets forth all of the states in which Best is qualified to do business. Copies of the Articles of Incorporation and Bylaws of Best, with all amendments thereto to the date hereof, have been furnished by the

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Sellers to the Buyer or its  representatives,  and such copies are  accurate and complete as of the date hereof.

         SECTION 2.2. Capitalization; Title to the Shares. The authorized capital stock of Best consists of 250,000 shares of Common Stock, of which 11,050 shares are issued and outstanding; such Shares are owned of record and beneficially by the Sellers in the amounts set forth opposite their names in
Section 2.2 of the Disclosure Schedule. The Shares have been duly authorized and validly issued and are fully paid and nonassessable and no personal liability attaches to the ownership thereof. The Shares represent all of the issued and outstanding shares of capital stock of Best, and except for this Agreement, and that Best, Inc. Shareholder Agreement dated June 28, 1985, as amended, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire the Shares, any unissued or treasury shares of capital stock of Best, any outstanding obligations of Best to repurchase, redeem or otherwise acquire outstanding Shares or any securities convertible into or exchangeable for any shares of capital stock of Best. Prior to sale and transfer of the Shares by the Sellers to Buyer hereunder, Sellers and Best shall terminate the Best, Inc. Shareholder Agreement dated June 28, 1985, as amended. Subject to the foregoing sentence, the Sellers have valid and marketable title to the Shares owned by them and the sale and transfer of the Shares by the Sellers to Buyer hereunder will vest title to the Shares in Buyer free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions of any nature whatsoever.

         SECTION  2.3.  Subsidiaries  and Equity  Investments;  Affiliates.  (a)
Section 2.3(a) of the Disclosure Schedule sets forth: (i) the name of each corporation of which Best or the Sellers own, directly or indirectly, shares of capital stock having in the aggregate 50% or more of the total combined voting power of the issued and outstanding shares of capital stock entitled to vote generally in the election of directors of such corporation (each corporation so owned by Best hereinafter referred to, individually, as a "Subsidiary", and collectively, as the "Subsidiaries" and each corporation so owned by the Sellers hereinafter referred to, individually, as an "Affiliate" and collectively, as the "Affiliates"); and (ii) the name of each corporation, partnership, joint venture or other entity (other than the Subsidiaries and Affiliates) in which Best or the Sellers has, or pursuant to any agreement has the right to acquire at any time by any means, directly or indirectly, an equity interest or investment.

         (b) Each Subsidiary and Affiliate is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. Each
Subsidiary and Affiliate is duly qualified to do business as a foreign corporation in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary. All of the issued and outstanding shares of capital stock of each Subsidiary and Affiliate have been duly authorized and validly issued, are fully paid and non-assessable, and are owned

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of record and  beneficially,  directly or indirectly,  by the Sellers,  free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions. There are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any issued or unissued shares of capital stock of any Subsidiary or Affiliate.

         (c) Section 2.3(c) of the Disclosure Schedule sets forth (i) the name of each corporation, partnership, joint venture or other entity engaged in the food and beverage business or concession or food service business of which any of the Sellers owns (or has the right to acquire), directly or indirectly, (A) in the case of corporations or other entities with voting securities, shares of capital stock having in the aggregate 10% or more of the total combined voting power of the issued and outstanding shares of capital stock entitled to vote generally in the election of directors of such corporation and (B) in the case of partnerships or other entities without voting securities, any general partnership interest or a limited partnership interest entitling the Sellers, individually or collectively, to 10% or more of the profits or assets upon liquidation.

         SECTION 2.4. Validity of Agreements. This Agreement has been duly executed by each Seller and constitutes such Seller's valid and binding obligation enforceable against such Seller in accordance with its terms.

         SECTION 2.5. No Conflict or Violation. To the best of Seller's knowledge, except as set forth in Section 2.5 of the Disclosure Schedule, the execution, delivery and performance by the Sellers of this Agreement does not and will not: (i) violate or conflict with any provision of the articles of incorporation or by-laws of Best or any Affiliate; (ii) violate any provision of law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or other governmental or regulatory authority applicable to Best's or any Affiliate's business; (iii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which any of the Sellers or Best is a party or by which any of them is bound or to which any of their respective properties or assets is subject; (iv) result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Best; and (v) result in the cancellation, modification, revocation or suspension of any License (as defined herein).

         SECTION 2.6. Consents and Approvals. To the best of Seller's knowledge, except for expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), Section 2.6 of the Disclosure Schedule sets forth a true and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, including, without limitation, the approval of any state or local alcoholic beverage authority, or any other person, firm or corporation, and each declaration to or filing or registration

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with any such governmental or regulatory authority,  that is required of or made by Best or the Sellers in connection with the execution and delivery of this Agreement by any of them or the performance by any of them of their respective obligations hereunder.
     SECTION  2.7.  Financial  Statements.   (a)  The  Sellers  have  heretofore
furnished to the Buyer copies of:

     (i) audited balance sheet of Best as of June 30, 1996, together with the related statements of income, stockholders' equity and cash flow for the period then ended and the notes thereto (hereinafter referred to as the "1996 Financial Statements") which (a) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; (b) present fairly the financial position, results of operations and changes in cash flow of Best as of such date and for the periods then ended; and (c) are true and complete in all material respects, and in accordance with the books of account and records of Best; and

     (ii) a draft of the internally prepared unaudited balance sheet of Best as of March 31, 1997 (herein referred to as the "Unaudited 3/31/97 Balance Sheet") which (a) was prepared on a consistent basis throughout the period covered thereby; (b) presents fairly the financial position of Best as of such date; and
(c) is true and complete in all material respects (except for the exclusion of any notes to financial statements) and in accordance with the books of account and records of Best; and

     (iii) a draft of the internally prepared unaudited balance sheet of Best as of May 31, 1997 (herein referred to as the "Unaudited 5/31/97 Balance Sheet") which (a) was prepared on a consistent basis throughout the period covered thereby; (b) presents fairly the financial position of Best as of such date; and
(c) is true and complete in all material respects (except for the exclusion of any notes to financial statements) and in accordance with the books of account and records of Best.

         (b) To the best of Seller's knowledge, except as disclosed in Section 2.7(b) of the Disclosure Schedules referenced in and attached to this Agreement, Best has not, since May 31, 1997, acquired any assets or properties or incurred any liabilities other than assets and properties obtained and liabilities incurred in the ordinary course of business.

         (c) Except as disclosed in Section 2.7(c) of the Disclosure Schedule, Best has no commitments in an amount greater than $10,000 to make any capital expenditures or to invest, advance or loan any monies to any clients or to make any similar commitments with respect to outstanding bids or proposals.

         SECTION 2.8. Absence of Certain Changes or Events. Except as set forth in Section 2.8 of the Disclosure Schedules, since May 31, 1997, the business of Best has been conducted in the ordinary course consistent with past practices and there has not, since May 31, 1997, been any:

     (a) Change made in Best's authorized capital or number of outstanding securities;

         (b) Issuance, sale (except the sale and transfer of outstanding shares by Sellers or former stockholders to Sellers or Best), delivery of, or agreement to issue, sell (except agreements by Sellers or former shareholders to sell or transfer outstanding shares to Sellers or Best), or deliver, any capital stock, bonds, or other corporate securities of Best (whether authorized and unissued or held in treasury), or grant of, or agreement to grant, any options, warrants, or other rights of Best calling for the issue, sale, or delivery thereof,

         (c) Borrowing of, or agreement to borrow, any funds by Best, and Best, to the best of Seller's knowledge, has not incurred or become subject to any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business, none of which, individually or in the aggregate, are materially adverse to the business, assets, properties, operations, prospects, or condition, financial or otherwise, of Best.

         (d) Payment of any obligation or liability (absolute or contingent), by Best other than current liabilities reflected in or shown on the Unaudited 5/31/97 Balance Sheet and current liabilities incurred since May 31, 1997 in the ordinary course of business;

         (e) Increase in the salary or other compensation payable or to become payable by Best to any of its officers, directors, or employees, or the declaration, payment, commitment, or obligation of any kind for the payment of additional salary or compensation to any such person exceeding $5,000, except bonuses, special compensation or severance paid or to be paid in accordance with compensation plans disclosed in the Disclosure Schedules referenced herein;

         (f) Accrual or arrangement, whether direct or indirect, for, or payment of, bonuses or special compensation of any kind, or any severance or termination pay, to any present or former officer, director, or employee of Best exceeding $5,000 for any such persons, except bonuses, special compensation or severance paid or to be paid in accordance with compensation plans disclosed in the Disclosure Schedules referenced herein;

     (g) To the best of Seller's knowledge, material adverse change in the business, assets, properties, operations, or condition, financial or otherwise, of Best;

     (h) Destruction of, damage to, or loss of, any material asset of Best not covered by insurance;

         (i) To the best of Seller's knowledge, labor dispute or activity or proceeding by a labor union or threat thereof or other event or condition of any character that could have a material and adverse effect on the business, assets, properties, operations, or condition, financial or otherwise, of Best;

     (j)  Change  in  accounting  methods  or  practices   (including,   without
limitation,  any change in depreciation or amortization  methods,  policies,  or rate) by Best;

         (k) Any material amendment, modification, or termination of any contract, lease, license, promissory note, commitment, indenture, mortgage, deed of trust, collective bargaining agreement, employee benefit plan, or any other agreement, instrument, indebtedness, or obligation to which Best is a party, or by which it or any of its assets or properties are bound, except those agreements, amendments, or terminations effected in the ordinary course of business consistent with past practices;

     (l) Waiver or release of any right or claim of Best or cancellation of any debts or claims, except in the ordinary course of business;

         (m) Declaration or making of, or agreement to declare or make, any payment of dividends or distribution of any asset of any kind whatsoever in respect to the Best's capital stock, nor any purchase, redemption, or other acquisition or agreement to purchase, redeem, or otherwise acquire, any of such outstanding capital stock;

         (n) Citation (other than any regulatory agency health inspection reports without assessment of penalty, fine or forfeiture of license, and for which any remedial action required to retain any license was performed by Best) received by Best for any violations of any act, law, rule, regulation, or code of any governmental entity or agency;

         (o) To the best of Seller's knowledge, claim incurred by Best for damages or alleged damages for any actual or alleged negligence or other tort or breach of contract (whether or not fully covered by insurance);

     (p) Sale, transfer, or disposal of any of the material assets, properties, or rights (tangible or intangible) of Best except in the ordinary course of business;

     (q) Mortgage, pledge, or, to the best of Seller's knowledge, subjection to lien, charge, or other encumbrance, of any of the assets, properties, or rights (tangible or intangible) of Best;

         (r) Agreement entered into, outside the ordinary course of business, granting any preferential rights to purchase any material assets, properties, or rights (tangible or intangible) of Best (including management and control thereof), or requiring the consent of any party to the transfer and assignment of any such material assets, properties, or rights (including management and control thereof);

         (s)      Capital expenditure by Best exceeding $100,000;

         (t)       Re-valuation by Best of any of its assets;

     (u) Loan by Best to any person or entity, guaranty by Best of any loan, or incurrence by Best of any indebtedness in excess of $10,000 except in the ordinary course of business;

         (v) Other event or condition of any character known to Sellers to have a material and adverse effect on the business, assets, properties, operations, prospects, or condition, financial or otherwise, of Best; or

     (w) Agreement by Best or the Sellers to do any of the things described in the preceding clauses (a) through (v).

         SECTION 2.9. Tax Matters. (a) To the best of Seller's knowledge, except as disclosed on Section 2.9 of the Disclosure Schedule, all tax and information returns required to have been filed on or before the date hereof by Best with the United States, any state, county and local governmental authority and any foreign jurisdiction have been duly filed and each such return completely and correctly reflects the income, franchise, property, sales, use, value-added, withholding, excise, capital, tobacco or other tax liabilities and all other information required to be reported thereon. All taxes shown as due and payable on each such return have been timely paid, or withheld and remitted to the appropriate taxing authority. To the best of Seller's knowledge, Best is not delinquent in the payment of any tax. To the best of Seller's knowledge, there is no claim, audit, action, suit, proceeding or investigation now pending or threatened against Best in respect of any tax. Copies of all Best federal income tax returns for the past three years have been furnished by the Sellers to the Buyer or its representatives and to the best of Seller's knowledge such copies are accurate and complete as of the date hereof. The Sellers also have furnished to the Buyer correct and complete copies of all notices and correspondence sent or received since January 1, 1996 by Best or the Sellers to or from any federal, state, county or local tax authorities relating to Best. No consent extending the statute of limitations has been filed by Best or the Sellers with respect to any tax liability, assessment or deficiency of Best for any year and there is no outstanding request to execute such a consent. Except for the election of Best and its shareholders to be taxed as a Subchapter S Corporation and except as disclosed on Section 2.9 of the Disclosure Schedule, Best is not, nor has it been, a party to any agreement with respect to the sharing or allocation of taxes or tax costs (collectively, the "Tax Sharing Agreements").

     (b) Section 2.9 of the Disclosure Schedule contains a list of all states to which any tax is properly payable by Best.

         (c) After due inquiry of KPMG Peat Marwick, the tax return preparer for Best, to the best of Seller's knowledge, based solely on said inquiry, Best has not filed a consent to the application of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         (d) After due inquiry of KPMG Peat Marwick, the tax return preparer for Best, to the best of Seller's knowledge, based solely on said inquiry, and except as set forth in Section 2.9 of the Disclosure Schedule, no property of Best is "tax-exempt use property" within the meaning of Section 168(h) of the Code or property that Best will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, in effect immediately before the enactment of the Tax Reform Act of 1986.

         (e) After due inquiry of KPMG Peat Marwick, the tax return preparer for Best, to the best of Seller's knowledge, based solely on said inquiry, Best is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in
Section 897(c)(1)(ii) of the Code.

         (f) After due inquiry of KPMG Peat Marwick, the tax return preparer for Best, to the best of Seller's knowledge, based solely on said inquiry, and except as set forth in Section 2.9 of the Disclosure Schedule, no indebtedness of Best is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

         (g) After due inquiry of KPMG Peat Marwick, the tax return preparer for Best, to the best of Seller's knowledge, based solely on said inquiry, Best is not liable for the taxes of any other person under Treasury Regulation Section 1.1502-6 or a similar provision of state, local or foreign law.

         (h) After due inquiry of KPMG Peat Marwick, the tax return preparer for Best, to the best of Seller's knowledge, based solely on said inquiry, Best has not provided any person or the Internal Revenue Service with the verified written statement described in Section 1042(b)(3) of the Code pursuant to which a party consents to the application and related liability for the imposition of excise tax provisions of Sections 4978 and 4979A of the Code.

         (i) After due inquiry of KPMG Peat Marwick, the tax return preparer for Best, to the best of Seller's knowledge, based solely on said inquiry, Best elected to be an "S corporation" pursuant to Section 1362(a) of the Code beginning June 28, 1987. After due inquiry of KPMG Peat Marwick, the tax return preparer for Best, to the best of Seller's knowledge, based solely on said inquiry, since that date, such election has remained in effect at all times.

         (j) After due inquiry of KPMG Peat Marwick, the tax return preparer for Best, to the best of Sellers' knowledge, based solely on said inquiry, the June 30 taxable year of Best is a "permitted year" within the meaning of Section 1378 of the Code.

         SECTION 2.10. Post May 31, 1997 Charges. Section 2.10 of the Disclosure Schedule sets forth a true and complete list of each dividend and management fee that has been incurred or paid since May 31, 1997 by Best.

         SECTION 2.11. Absence of Undisclosed Liabilities. To the best of Seller's knowledge, except as disclosed in Section 2.11 of the Disclosure Schedules, Best has no material indebtedness or liability, absolute or contingent, direct or indirect, which is not shown or provided for in the 1996 Financial Statements or the Unaudited 5/31/97 Balance Sheet other than liabilities incurred or accrued in the ordinary course of business (including liens of current taxes and assessments not in default) since May 31, 1997 and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability. To the best of Seller's knowledge, except as disclosed in this Agreement or in the Disclosure Schedules referenced in and attached to this Agreement or in the 1996 Financial Statements or in the Unaudited 5/31/97 Balance Sheet, Best is not, directly or indirectly, liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person in an amount greater than $5,000, except endorsements in the ordinary course of business in connection with the deposit of items for collection.

         SECTION 2.12. Interests in Real Property. (a) Best does not own any real property except for the real property located at 1751 West County Road B, Roseville, Minnesota (the "Roseville Property") which property shall be transferred by Best to certain Sellers prior to the Closing. Section 2.12 of the Disclosure Schedule sets forth a true and complete list of all real properties leased by Best (herein "Leased Premises"), including, without limitation, that certain lease agreement between Best and 2250 Devon Avenue, Suite 101, Des Plains, Illinois 60018 for the office space located at Des Plains, Illinois, including a brief description of the operating facilities located thereon and the annual rental payable thereon, the length of the term, and any option to renew with respect thereto. For purposes of this Agreement, Leased Premises does not include occupancy or possession rights incidental to contracts or agreements to provide food service from, in or upon a location. Leased Premises and the Roseville Property shall hereinafter collectively be referred to as the "Real Property." Except as disclosed on Section 2.12 of the Disclosure Schedule, Best has leaseholds in all Leased Premises shown in Section 2.12 of the Disclosure
Schedule in each case under valid and enforceable leases (all such leases being referred to herein as "Real Property Leases"). To the best of Seller's knowledge, except as disclosed on Schedule 2.12 of the Disclosure Schedule, there does not exist under any Real Property Leases any default or any event which with notice or lapse of time or both would constitute a default. Except as disclosed on Section 2.12 of the Disclosure Schedule, the Real Property is not subject to any liens (other than the lien of current property taxes and assessments not in default), mortgages or encumbrances and none of such Real Property is subject to any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments which materially and adversely interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of Best. To the best of Seller's knowledge, all improvements on the Roseville Property and the operations therein conducted conform in all respects to all applicable health, fire, environmental, safety, zoning and building laws, ordinances and administrative regulations, except for possible nonconforming uses or violations which do not and will not expose any person or property to injury or damage, adversely affect any insurance coverage, give rise to strict liability, penalties or fines, jeopardize any Licenses or Environmental Permits (both as defined herein), or interfere with the present use, operation or maintenance thereof by Best as now used, operated or maintained. Best has not received notice that any Leased Premises used by Best in the conduct of its business fails to conform in any material respect to all applicable codes and rules adopted by national and local associations and boards of insurance underwriters.

         (b) All public utilities required for the operation of Best's services in the ordinary course of business upon Leased Premises are available in said Leased Premises.

         (c) Except as set forth in Section 2.12 of the Disclosure Schedule, none of Best's Leased Premises is subject to any sublease, license or other agreement granting to any person any right to the use,occupancy or enjoyment of such property or any portion thereof, and, with respect to each such sublease, license or other agreement, Section 2.12 of the Disclosure Schedule sets forth the annual rental payment thereon, the length of the term, and any option to renew with respect thereto.

         (d) Except as set forth in Section 2.12 of the Disclosure Schedule, the plumbing, electrical, heating, air conditioning, elevator, ventilating and all other mechanical or structural systems for which Best is responsible under the Real Property Leases in the buildings or improvements are in substantially good working order and condition, and the roof, basement and foundation walls of such buildings and improvements for which Best is responsible under said Real Property Leases are in good condition. All such mechanical and structural systems and such roofs, basement and foundation walls in Leased Premises for which others are responsible under said Leases are in substantially good working order and condition.

         SECTION 2.13. Brochures and Advertisements. The Sellers have delivered to the Buyer true and complete originals or copies of samples of advertisements, sales brochures and marketing brochures designed, produced and/or distributed by or for Best since January 1, 1997.
         SECTION 2.14. Personal Property. Section 2.14 of the Disclosure Schedule sets forth a complete and correct list and brief description of each item of equipment, furniture, fixtures and other tangible personal property owned or leased by Best as of July 31, 1997, having a book value of more than $10,000.00 (the "Vehicles, Furniture, Fixtures and Equipment"). Except as set forth in Section 2.14 of the Disclosure Schedule, Best owns outright and has good title, free and clear of all title defects and objections, security interests, liens, charges and encumbrances of any nature whatsoever (other than the lien of current property taxes and assessments not in default, if any) to the Vehicles, Furniture,

Fixtures and Equipment shown on Section 2.14 of the Disclosure Schedule as owned by it and to all the machinery, equipment, furniture, fixtures, inventory, receivables and other tangible or intangible personal property reflected on the balance sheets included in the Unaudited 5/31/97 Balance Sheet and all such property acquired since the date thereof, except for sales and dispositions in the ordinary course of business since such date. Except as set forth in Section
2.14 of the Disclosure Schedule, none of the title defects, objections, security interests, liens, charges or encumbrances (if any) listed on Section 2.14 of the Disclosure Schedule adversely affects the value of any of the items of personal property to which it relates or interferes with its use in the conduct of business of Best. Except as set forth in Section 2.14 of the Disclosure Schedule, Best holds valid leaseholds under enforceable leases in all of the Vehicles, Furniture, Fixtures and Equipment shown on Section 2.14 of the Disclosure Schedule as leased by it, and, except as set forth in said leases, none of such Vehicles, Furniture, Fixtures and Equipment leased by Best is subject to any sublease, license or other agreement granting to any person any right to use such property (all such leases, subleases, licenses and other agreements are collectively referred to herein as "Vehicles, Furniture, Fixtures and Equipment Leases"). To the best of Seller's knowledge, except as disclosed in Section 2.14 of the Disclosure Schedule, Best is not in breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute such a lapse or default) of any provision of any of the Vehicles, Furniture, Fixtures and Equipment Leases. Except as disclosed in Section 2.14 of the Disclosure Schedule, the Vehicles, Furniture, Fixtures and Equipment and other personal property now owned, leased or used by Best is sufficient and adequate to carry on its business as presently conducted and to the best of Seller's knowledge, all items thereof are in good operating condition and repair. Except as disclosed in Section 2.14 of the Disclosure Schedule and except for personal property provided by customers, clients or vendors, Best does not hold any personal property of any other person, firm or corporation pursuant to any consignment.

         SECTION 2.15. Trademarks, Trade Names and Know-How. (a) Section 2.15 of the Disclosure Schedule sets forth a true and complete list of all Intellectual Property Rights (either registered or applied for) owned by, registered in the name of, licensed to, or otherwise used in the business of Best (the "Intangible Assets"), all of which are owned by Best free and clear of any and all liens, security interests (except as disclosed in Section 2.15 of the Disclosure Schedule), claims, charges and encumbrances or used by Best pursuant to a valid and enforceable license or other agreement. Such list includes a summary description of each such item, and specifies, where applicable, the date granted or applied for, the expiration date and the current status thereof. As used herein, "Intellectual Property Right" means any United States or foreign patent, patent right, trademark, service mark, copyright, and any application for any of the foregoing.

         (b) To the best of Seller's knowledge, none of the Intangible Assets infringes upon or unlawfully or wrongfully uses any Intellectual Property Right owned or claimed by another, and no Intellectual Property Right owned or claimed by another infringes upon or unlawfully or wrongfully uses any of the Intangible Assets. Best has not initiated or received any notice of any claim of infringement or any other claim or proceeding relating to any Intellectual Property Right owned or claimed by another, and there are no such claims pending or to the best of Seller's knowledge threatened with respect to any of the Intangible Assets. Except as set forth in Section 2.5 to the Disclosure Schedule, no application, registration or other filing with respect to any of the Intangible Assets is currently pending before, or has been denied or modified by, any governmental, administrative or regulatory authority. To the best of Seller's knowledge, each Intangible Asset registered with, or granted or approved by any governmental, administrative or regulatory authority or any other person is valid and in good standing. No present or former employee of Best or any other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any of the Intangible Assets.

         SECTION 2.16. Licenses, Permits and Governmental Approvals. (a) Section
2.16 of the Disclosure Schedule sets forth a true and complete list of all licenses (including, but not limited to, any motor vehicle registration, and any environmental licenses, permits, registrations or authorizations), health or other permits, franchises, authorizations and approvals issued or granted to Best by the United States, any state or local government, any foreign national or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (each a "License" and, collectively, the "Licenses"), and all pending applications therefor. Such list contains a summary description of each such item and, where applicable, specifies the date issued, granted or applied for, the expiration date and the current status thereof. Each License has been issued to, and duly obtained and fully paid for by, the holder thereof and is valid, in full force and effect, and not subject to any pending or known threatened administrative or judicial proceeding to suspend, revoke, cancel or declare such License invalid in any respect.

         (b) Except as disclosed in Section 2.16 of the Disclosure Schedule to the best of Seller's knowledge, Best has all Licenses required, and such licenses are sufficient and adequate in all respects, to permit the continued lawful conduct of Best's business in the manner now conducted and the ownership, occupancy and operation of its real property for their present uses. To the best of Seller's knowledge, except as disclosed in Section 2.16 of the Disclosure Schedule, Best is not in violation of any of the Licenses. To the best of Seller's knowledge, the Licenses have never been suspended, revoked or otherwise terminated, subject to any fine or penalty, or subject to judicial or administrative review, for any reason other than the renewal or expiration thereof nor has any application of Best for any License ever been denied. To the best of Seller's knowledge, Best's operations are not being conducted in a manner that violates in any material respect any of the terms or conditions under which any License was granted. Except as disclosed in Section 2.16 of the Disclosure Schedule, Best does not have any licenses relating to alcoholic beverages, beer, wine or liquor. To the best of Seller's knowledge, except as disclosed in Section 2.16 of the Disclosure Schedule, no License will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Sellers have delivered to the Buyer or its representatives true and complete copies of all the Licenses together with all amendments and modifications thereto.

         SECTION 2.17. Compliance with Law. To the best of Seller's knowledge, except as set forth in Section 2.17 of the Disclosure Schedule, the operations of Best have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over Best and its assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, currency exchange, equal opportunity, health, environmental protection, conservation, architectural barriers to the handicapped, fire, zoning and building, occupation safety, pension, securities and trading-with-the-enemy matters. Neither the Sellers nor Best has received notice of any violation of any such law, regulation, order or other legal requirement, or to the best of Seller's knowledge, is in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to Best or any of its assets, properties or operations. Neither the Sellers nor Best has actual knowledge of any proposed change in any such laws, rules or regulations (other than laws of general applicability) that would adversely affect the transactions contemplated by this Agreement or all or a substantial part of the assets or the businesses of Best, taken as a whole.

         SECTION 2.18. Litigation. To the best of Seller's knowledge, except as set forth in Section 2.18 of the Disclosure Schedule, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the knowledge of the Sellers, threatened before any federal, state or local court or governmental, administrative or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against the Sellers, Best or its officers, directors, employees, agents or any of their respective Affiliates (as defined herein) involving, affecting or relating to any assets, properties or operations of Best or the transactions contemplated by this Agreement.
Section 2.18 of the Disclosure Schedule sets forth a list and a summary description of all such known pending or known threatened actions, suits, proceedings, disputes or investigations. To the best of Seller's knowledge, neither the Sellers nor Best nor any of their or Best's assets or properties is subject to, nor does any basis exist for, any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that affects the Shares or Best's assets, properties, operations, prospects, net income or financial condition or which would interfere with the transactions contemplated by this Agreement.

         SECTION 2.19. Contracts. (a) Section 2.19 of the Disclosure Schedule sets forth a true and complete list showing all contracts, agreements, instruments and commitments to which Best is a party or otherwise relating to any of its assets, properties or operations whether written or oral, express or implied, which are (i) contracts, agreements and commitments not made in the ordinary course of business; (ii) purchase contracts for an amount greater than $100,000, supply contracts for an amount greater than $100,000 and a list of all customers with whom Best has contracts including, but not limited to, any concession leases, management agreements, vending services agreements, licenses to operate and manage Food  Services or any other  contract or  agreement  to operate  Food
Services at a customer's location or elsewhere; (iii) contracts, loan agreements, letters of credit, repurchase agreements, mortgages, security agreements, guarantees, pledge agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money by Best or for lines of credit for Best; (iv) Tax Sharing Agreements, Real Property Leases having future aggregate minimum lease payments greater than $10,000 or any subleases relating thereto, Vehicles, Furniture, Fixtures and Equipment Leases having future aggregate minimum lease payments greater than $10,000, Employment and Labor Agreements, any agreement relating to Intangible Assets;
(v) agreements for the sale of any assets, property or rights having a book value of greater than $5,000 and other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights having a book value greater than $5,000 and other than in the ordinary course of business; (vi) documents granting any power of attorney with respect to the affairs of Best; (vii) suretyship contracts, performance bonds, working capital maintenance or other forms of guaranty agreements; (viii) contracts or commitments limiting or restraining Best from engaging or competing in any lines of business or with any person, firm, or corporation; (ix) partnership or joint venture agreements; (x) shareholder agreements or agreements relating to the issuance of any securities of Best or the granting of any registrations rights with respect thereto; and (xi) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents are hereinafter referred to collectively as the "Commitments" and individually as a "Commitment"). To the best of Seller's knowledge, each Commitment is valid, binding and enforceable against the parties thereto in accordance with its terms (subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or similar or other laws), in full force and effect on the date hereof and Best has not received any notice to the contrary. Best has performed all obligations, including, but not limited to, the timely making of any rental or other payments, required to be performed by it under, and is not in material default or breach of or in respect of, any Commitment, and to the best of Seller's knowledge, no event has occurred which, with due notice or lapse of time or both, would constitute a default. Except as disclosed on Section 2.19 of the Disclosure Schedule, Best has the sole and exclusive right to provide manual Food Services at any facility at which Best has a Commitment to provide Food Services. To the best of Seller's knowledge, except as disclosed in any Disclosure Schedule, no other party to any Commitment is in material default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a material default except as disclosed in any Disclosure Schedule. The Sellers have delivered to the Buyer or its representatives true and complete originals or copies of all the original Commitments and/or the latest amendments relating to each Commitment and a copy of every default notice received by the Sellers or Best during the past year with respect to any of the Commitments.

         SECTION 2.20. Accounts Receivable. All notes and accounts receivable arising out of or relating to the business of Best have been included in the Unaudited 5/31/97 Balance Sheet. All notes and accounts receivable payable to or for the benefit of Best reflected on the Unaudited 5/31/97 Balance Sheet are collectible in amounts not less than the aggregate amount thereof (net of reserves established in accordance with generally accepted accounting principles applied consistently with prior practice) carried on the books of Best, and are not, to the best of Seller's knowledge, subject to any material counterclaims or set-offs. Except as set forth in Section 2.20 of the Disclosure Schedule, none of such notes or accounts receivable is past due more than 90 days (as of July 31, 1997).

         SECTION 2.21. Inventories. The inventories of Best reflected on the Unaudited 5/31/97 Balance Sheet of Best, or acquired by Best after the date thereof and before the Closing Date, are or will be carried at not in excess of the lower of cost or market value determined in accordance with generally accepted accounting principles, and do or will not include any inventory which, in the reasonable judgment of the Sellers, is Obsolete Inventory, Surplus Inventory or inventory not usable or saleable in the lawful and ordinary course of business of Best as heretofore conducted, in each case net of reserves provided therefor on such Unaudited 5/31/97 Balance Sheet. As used herein, "Obsolete Inventory" is inventory which, in the Seller's reasonable judgment, is not usable or saleable, because of legal restrictions, failure to meet specifications imposed by any Commitment, loss of market, damage, physical deterioration or for any other cause; and "Surplus Inventory" is inventory that, in the Seller's reasonable judgment, exceeds known or anticipated requirements. Except as disclosed in Section 2.21 of the Disclosure Schedule, all inventory reflected on the books and records of Best is owned by Best free and clear of all liens and encumbrances.

         SECTION 2.22. Employee Plans. (a) Section 2.22(a) of the Disclosure Schedule sets forth a true and complete list of all bonus, pension, stock option, stock purchase, benefit, welfare, profit-sharing, retirement, disability, vacation, severance, hospitalization, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, funds, programs or arrangements, whether written or oral, in each of the foregoing cases which cover, are maintained for the benefit of, or relate to any or all current or former employees of Best, and any other entity ("ERISA Affiliate") related to Best under Section 414(b), (c), (m) and (o) of the Code (the "Employee Plans"). With respect to each Employee Plan, the Sellers have furnished to the Buyer, to the extent applicable, true and complete copies of (i) all plan documents, (ii) the most recent determination letter received from the Internal Revenue Service,
(iii) the most recent application for determination filed with the Internal Revenue Service, (iv) the latest actuarial valuations, (v) the latest financial statements, (vi) the latest Form 5500 Annual Report, including Schedule A and Schedule B thereto, (vii) all related trust agreements, insurance contracts or other funding arrangements which implement any of such Employee Plans, (viii) all Summary Plan Descriptions and summaries of material modifications and all modifications thereto communicated to employees, and (ix) in the case of stock options or stock appreciation rights issued under any Employee Plan which is a stock option or stock appreciation rights plan, a list of holders, dates of grant, number of shares, exercise price per share and dates exercisable.

     (b) Based on inquiry made to the Employee Plan administrator, where the Employee Plan has an administrator, and to KPMG Peat Marwick, Best's, and where applicable the Employee Plan's, tax advisor and tax return preparer, to the best of Seller's knowledge, based solely on said inquiry, each of the Employee Plans is in compliance with the requirements provided by any and all applicable statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. Based on inquiry made to the Employee Plan administrator, where the Employee Plan has an administrator, and to KPMG Peat Marwick, Best's, and where applicable the Employee Plan's, tax advisor and tax return preparer, to the best of Seller's knowledge, based solely on said inquiry, each Employee Plan and its related trust which is intended to qualify under Section 401(a) and Section 501(a) of the Code is so qualified and has heretofore been determined by the Internal Revenue Service so to qualify, and nothing has occurred to cause the loss of such qualification. Based on inquiry made to the Employee Plan administrator, where the Employee Plan has an administrator, and to KPMG Peat Marwick, Best's, and where applicable the Employee Plan's, tax advisor and tax return preparer, to the best of Seller's knowledge, based solely on said inquiry, each Employee Plan which is intended to be exempt under Section 501(c)(9) or 501(c)(17) of the Code satisfies the requirements for such exemption, so qualifies in form and in operation, and meets, or has satisfied, the requirements of Section 505(c) of the Code and the regulations thereunder. Based on inquiry made to the Employee Plan administrator, where the Employee Plan has an administrator, and to KPMG Peat Marwick, Best's, and where applicable the Employee Plan's, tax advisor and tax return preparer, to the best of Seller's knowledge, based solely on said inquiry, all required reports and descriptions of the Employee Plans (including but not limited to Form 5500 Annual Reports, Form 1024 Application for
Recognition of Exemption Under Section 501(a), Summary Annual Reports and Summary Plan Descriptions) have been timely filed and distributed as required by ERISA and the Code. Based on inquiry made to the Employee Plan administrator, where the Employee Plan has an administrator, and to KPMG Peat Marwick, Best's, and where applicable the Employee Plan's, tax advisor and tax return preparer, to the best of Seller's knowledge, based solely on said inquiry, any notices required by ERISA or the Code or any other state or federal law or any ruling or regulation of any state or federal administrative agency with respect to the Employee Plans, including but not limited to any notices required by Section 204(h), Section 606 or Section 4043 of ERISA or Section 4980B of the Code, have been appropriately given.

         (c) Based on inquiry made to the Employee Plan administrator, where the Employee Plan has an administrator, and to KPMG Peat Marwick, Best's, and where applicable the Employee Plan's, tax advisor and tax return preparer, to the best of Seller's knowledge, based solely on said inquiry, with respect to the Employee Plans, all required contributions for all periods ending before the date hereof have been made in full or accrued as a liability on the company's books. Based on inquiry made to the Employee Plan administrator, where the Employee Plan has an administrator, and to KPMG Peat Marwick, Best's, and where applicable the Employee Plan's, tax advisor and tax return preparer, to the best of Seller's knowledge, based solely on said inquiry, subject only to normal retrospective adjustments in the ordinary course, all insurance premiums, including, but not limited to, premiums to the Pension Benefit Guaranty Corporation (the "PBGC"), have been paid in full with regard to such Employee Plans for policy years or other applicable policy periods ending on or before the date hereof. Based on inquiry made to the Employee Plan administrator, where the Employee Plan has an administrator, and to KPMG Peat Marwick, Best's, and where applicable the Employee Plan's, tax advisor and tax return preparer, to the best of Seller's knowledge, based solely on said inquiry, as of the date hereof, none of the
Employee Plans has unfunded benefit liabilities, as defined in Section 4001(a)(16) of ERISA. Based on inquiry made to the Employee Plan administrator, where the Employee Plan has an administrator, and to KPMG Peat Marwick, Best's, and where applicable the Employee Plan's, tax advisor and tax return preparer, to the best of Seller's knowledge, based solely on said inquiry, neither Best nor any ERISA Affiliate has an accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, or any liability under
Section 4971 of the Code. Based on inquiry made to the Employee Plan administrator, where the Employee Plan has an administrator, and to KPMG Peat Marwick, Best's, and where applicable the Employee Plan's, tax advisor and tax return preparer, to the best of Seller's knowledge, based solely on said inquiry, no waivers of the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA have been requested or obtained by Best or any ERISA Affiliate.

         (d) Based on inquiry made to the Employee Plan administrator, where the Employee Plan has an administrator, and to KPMG Peat Marwick, Best's, and where applicable the Employee Plan's, tax advisor and tax return preparer, to the best of Seller's knowledge, based solely on said inquiry, with respect to each Employee Plan (i) no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code have occurred or are expected to occur as a result of the transactions contemplated by this Agreement, (ii) no action, suit, grievance, arbitration or other manner of litigation, or claim with respect to the assets thereof of any Employee Plan (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) is to the best of Seller's knowledge, pending, threatened or imminent against or with respect to any of the Employee Plans, Best, any ERISA Affiliate or any fiduciary, as such term is defined in
Section 3(21) of ERISA ("Fiduciary"), including but not limited to any action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct that allegedly interferes with the attainment of rights under any Employee Plan, and (iii) none of the Sellers, Best or any Fiduciary has any knowledge of any facts which would give rise to or could give rise to any such actions, suits, grievances, arbitration or other manner of litigation, or claims with respect to any Employee Plan. Based on inquiry made to the Employee Plan administrator, where the Employee Plan has an administrator, and to KPMG Peat Marwick, Best's, and where applicable the Employee Plan's, tax advisor and tax return preparer, to the best of Seller's knowledge, based solely on said inquiry, none of the Sellers, Best or its directors, officers, or employees, or any Fiduciary has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such plans.

         (e) Based on inquiry made to the Employee Plan administrator, where the Employee Plan has an administrator, and to KPMG Peat Marwick, Best's, and where applicable the Employee Plan's, tax advisor and tax return preparer, to the best of Seller's knowledge, based solely on said inquiry, none of the Employee Plans that are subject to Title IV of ERISA has been completely or partially terminated and none has been the subject of a "reportable event" as that term is defined in Section 4043 of ERISA (other than events for which the 30-day notice to the PBGC has been waived). No proceeding by the PBGC to terminate any Employee Plan pursuant to Title IV of ERISA has been instituted or threatened; based on inquiry made to the Employee Plan administrator, where the Employee Plan has an administrator, and to KPMG Peat Marwick, Best's, and where applicable the Employee Plan's, tax advisor and tax return preparer, to the best of Seller's knowledge, based solely on said inquiry, there is no pending or threatened legal action, proceeding or investigation against or involving any Employee Plan; and based on inquiry made to the Employee Plan administrator, where the Employee Plan has an administrator, and to KPMG Peat Marwick, Best's, and where applicable the Employee Plan's, tax advisor and tax return preparer, to the best of Seller's knowledge, based solely on said inquiry, there is no basis for any such legal action, proceeding or investigation. No amendment has been adopted which would require Best or any ERISA Affiliate to provide security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. Based on inquiry made to the Employee Plan administrator, where the Employee Plan has an administrator, and to KPMG Peat Marwick, Best's, and where applicable the Employee Plan's, tax advisor and tax return preparer, to the best of Seller's knowledge, based solely on said inquiry, neither Best nor any ERISA Affiliate has any liability for (i) any lien imposed under Section 302(f) of ERISA or
Section  412(n) of the Code, or (ii) for any interest  payments  required  under
Section 302(e) of ERISA or Section 412(m) of the Code. Based on inquiry made to the Employee Plan administrator, where the Employee Plan has an administrator, and to KPMG Peat Marwick, Best's, and where applicable the Employee Plan's, tax advisor and tax return preparer, to the best of Seller's knowledge, based solely on said inquiry, none of the Employee Plans provides for any unpredictable contingent event benefit (as that term is defined in Section 302(d)(7)(B) of ERISA or Section 412(l)(7)(B) of the Code).

         (f) Except as provided in Section 2.22(f) of the Disclosure Schedule, neither Best nor any ERISA Affiliate has (or has had) an obligation to contribute to any multi-employer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code ("Multi-employer Plan"). Neither Best nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability to any Multi-employer Plan in connection with any complete or partial withdrawal from such plan occurring on or before the Closing Date. Based on inquiry made to the Employee Plan administrator, where the Employee Plan has an administrator, and to KPMG Peat Marwick, Best's, and where applicable the Employee Plan's, tax advisor and tax return preparer, to the best of Seller's knowledge, based solely on said inquiry, no condition exists and no event has occurred with respect to any Multi-employer Plan that presents a material risk of a complete or partial withdrawal under Title IV of ERISA. Best and each ERISA Affiliate have made all required contributions to all Multi-employer Plans. Based on inquiry made to the Employee Plan administrator, where the Employee Plan has an administrator, and to KPMG Peat Marwick, Best's, and where applicable the Employee Plan's, tax advisor and tax return preparer, to the best of Seller's knowledge, based solely on said inquiry, neither Best nor any ERISA Affiliate has incurred any reduction in contribution base units which, if continued, would result in a partial withdrawal from a Multi-employer Plan.

         (g) The Employee Handbook, Affirmative Action Plan and the "new employee packet" of employee materials provided to each new employee prior to or upon commencement of said employee's employment with Best set forth the general personnel matters for employees of Best. The Sellers have caused Best to furnish to Buyer true and correct copies of the Employee Handbook of Best, the Affirmative Action Plan and the "new employee packet".

         (h) Except as disclosed in Section 2.22(h) of the Disclosure Schedule, neither Best nor any ERISA Affiliate maintains, contributes to, or has any liability (fixed, contingent or otherwise) for medical, health, life, or other welfare benefits for terminated employees or for present employees after termination of their employment (other than any welfare benefits provided in compliance with Section 4980B of the Code and Section 601 of ERISA).

         (i) Section 2.22(i)(a) of the Disclosure Schedule contains a true and complete list showing the names of all employees whose annual salary as of July 15, 1997 (based on the employees hourly rate as of July 15, 1997 times 2,080 hours) is larger than $20,000, the annual salary based on said calculation, the actual compensation paid in the 1997 calendar year to those employees through the July 15, 1997 payroll, and the job titles for said employees as reflected in the payroll system, which job title is a generalized job classification for payroll system purposes and may not always not match the actual job title of the employee or described the employee's actual responsibilities.

                  Section 2.22(i)(b) of the Disclosure Schedule contains a true and complete list showing the names and annual salaries for active employees for every department/facility as of July 15, 1997, the actual compensation paid to the employee in the 1997 calendar year through the July 15, 1997 payroll and the employees job title as reflected for purposes of Best's payroll system, which job classifications do not always match the actual job title of the employee or the employees actual responsibilities. Except as disclosed in Section 2.22(i)(a) or (b) of the Disclosure Schedule, Best has not agreed to increase the compensation payable to any employee individually listed on Section 2.22(i)(a) or (b) of the Disclosure Schedule in fiscal year ending June 30, 1998 by more than five (5%) percent excluding increases pursuant to any union agreement in the Disclosure Schedules referenced herein.

         (j) Except as disclosed in Section 2.22(j) of the Disclosure Schedule, there are no contracts, agreements, plans or arrangements covering any employee or former employee of Best with "change of control" or similar provisions (each, a "Change of Control Arrangement"). Neither Best nor any ERISA Affiliate presently has any liability under the

Worker Adjustment and Retraining Act or any similar state law relating to employment termination in connection with a mass layoff, plant closing or similar event.

         (k) Except as disclosed in Section 2.21(k) of the Disclosure Schedule, there has been no amendment to, written interpretation or announcement (whether or not written) by Best or any ERISA Affiliates relating to a change in employee participation or coverage or benefits under any Employee Plan which would increase materially the expense of maintaining such Employee Plan above the level of expense incurred in respect thereof for the fiscal year ended June 30, 1997.

         SECTION 2.23. Customers, Suppliers and Competitors. Section 2.23 of the Disclosure Schedule sets forth a complete and correct list of (a) all clients of Best with whom Best has or had a Commitment during the fiscal year ended June 30, 1997 and from such date to the date hereof, (b) the ten largest suppliers by dollar volume of Best and the aggregate dollar volume of purchases by Best from such suppliers for such fiscal year, (c) all customers or suppliers who within the last 12 months have terminated any agreement, contract or other arrangement with Best or with whom Best has terminated any agreement, contract or other arrangement, in each case with or without cause, prior to the stated expiration thereof. Except as disclosed on Section 2.23 of the Disclosure Schedule, since January 1, 1997, Best has not at any time delivered to, or received from, any customer or supplier any notice or allegation of a default or breach with respect to any agreement, contract or other arrangement and Seller has no actual knowledge that any of such listed customers or suppliers has, or intends to terminate or not exercise any option to renew or otherwise change significantly its relationship with Best. Except as disclosed in Section 2.23 of the Disclosure Schedule, Best has not, since January 1, 1997, granted any credit, rebate, trade-in, free return or other sales terms to customers or others which substantially differ from terms granted in the ordinary course of business consistent with past practice.

         SECTION 2.24. Bonds and Insurance. (a) Section 2.24 of the Disclosure Schedule sets forth a true and complete list of all fidelity bonds, letters of credit, cash collateral, performance bonds and bid bonds issued to or in respect of Best (collectively, the "Bonds") and all policies of title insurance, liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant's insurance, workers' compensation, life insurance, disability insurance, excess or umbrella insurance and any other type of insurance insuring the properties, assets, employees and/or operations of Best (collectively, the "Policies"). The Sellers have furnished or will make available true, complete and accurate copies of all such Policies and Bonds to the Buyer. All premiums due and payable under all such Policies and Bonds have been paid timely and to the best of Seller's knowledge, Best has complied fully with the terms and conditions of all such Policies and Bonds.

         (b) Except as set forth in Section 2.24 of the Disclosure Schedule, all such Policies and Bonds are in full force and effect and will not in any way be effected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement. The Sellers shall use their respective best efforts to cause Best to maintain the coverage under all Policies and Bonds in full force and effect through the Closing Date. Best is not in default under any provisions of the Policies or Bonds, and except as set forth in Section 2.24 of the Disclosure Schedule there is no claim by Best or any other person, corporation or firm pending under any of the Policies or Bonds as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Policies or Bonds. Except as set forth in Section 2.24 of the Disclosure Schedule, Best has not received any written notice from or on behalf of any insurance carrier or other issuer issuing such Policies or Bonds that insurance rates or other annual premium or fee in effect as of the date hereof will hereafter be substantially increased (except to the extent that insurance rates or other fees may be increased for all similarly situated risks), that there will be a non-renewal, cancellation or increase in a deductible (or an increase in premiums in order to maintain an existing deductible) of any of the Policies or Bonds in effect as of the date hereof, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by Best, purchase of additional equipment, or modification of any of the methods of doing business of Best, will be required or suggested after the date hereof. The Policies and Bonds maintained by Best are adequate in accordance with the requirements of any applicable leases and are, to the best of Seller's knowledge, in at least the minimum amounts required by any currently applicable law, rule, or regulation of any federal, state or local government, agency or authority, including, without limitation, environmental regulations.

         SECTION 2.25. Transactions with Directors, Officers and Affiliates. Except as disclosed in the Unaudited 5/31/97 Balance Sheet or in Section 2.25 of the Disclosure Schedule, since January 1, 1997, there have been no loans, guarantees or pledges to, by or for Best from, to, by or for any director, officer, stockholder or other "Affiliate" (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")). Except as disclosed in Section 2.25 of the Disclosure Schedule, since January 1, 1996, none of the officers, directors of Best, or any spouse or relative of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer or sales agent of Best or has competed with or been engaged in any business of the kind being conducted by Best. Neither the Sellers nor any of their Affiliates (other than Best) owns or has any rights in or to any of the assets, properties or rights used by Best in the ordinary course of its business.

         SECTION  2.26.  Propriety  of Past  Payments.  Except  as set  forth in
Section 2.26 of the Disclosure Schedule, no finder's fee has been, or will be, made by or on behalf of Best in respect of, or in connection with, any Commitment to any person, firm, corporation or other entity which is not a party to such Commitment. To the best of Seller's knowledge, no funds or assets of Best have been used for illegal purposes; no unrecorded funds or assets of Best have been established for any purpose; Best's corporate funds or assets have been accounted for in the respective books and records of Best; all payments by or on behalf of Best have been duly and properly recorded and accounted for in its books and records; no payment has been made by or on behalf of Best with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and Best has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign.

         SECTION 2.27. Change in Ownership. To the best of the Sellers' knowledge, neither the purchase of the Shares by the Buyer nor the consummation of the transactions contemplated by this Agreement will, except and subject to Best's continuing satisfactory performance, result in any material adverse change in the business operations of Best or in the loss of the benefits of any relationship with any customer or supplier.

     SECTION  2.28.  Environmental  Matters.  Notwithstanding  anything  to  the
contrary   contained   in  this   Agreement   and  in   addition  to  the  other
representations and warranties contained herein:

         (a) To the best of Seller's knowledge, Best and its operations are in compliance with all applicable laws, regulations and other requirements of governmental or regulatory authorities or duties under the common law relating to toxic or hazardous substances, wastes, pollution or to the protection of health, safety or the environment (collectively, "Environmental Laws") and have obtained and maintained in effect all licenses, permits and other authorizations or registrations (collectively "Environmental Permits") required under all Environmental Laws and are in compliance with all such Environmental Permits.

         (b) To the best of Seller's knowledge, Best has not performed or suffered any act which could give rise to, or has otherwise incurred, liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. ("CERCLA"), or any other Environmental Laws, nor has Best received notice of any such liability or any claim therefor or submitted notice pursuant to
Section 103 of CERCLA to any governmental agency with respect to any of its assets.

         (c) To the best of Seller's knowledge, no hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in any applicable Environmental Law and collectively referred to herein as "Hazardous Materials") has been, in violation of any Environmental Law, released, placed, dumped or otherwise come to be located on, at, beneath or near any of the assets or properties owned by Best, the Leased Premises or any surface waters or groundwaters thereon or thereunder.

         (d) Except as disclosed on Section 2.28 of the Disclosure Schedule, Best does not own or operate, and has never owned or operated, aboveground or underground storage tanks.

     (e) To the best of Seller's knowledge, none of the Leased Premises: (i) has been used or is now used in violation of any Environmental Law for the generation, transportation, storage, handling, treatment or disposal of any Hazardous Materials; or (ii)
                                                       -27-
is identified on a federal, state or local listing of sites which require or might require environmental cleanup.

         (f) To the best of Seller's knowledge, no condition exists on any of the Leased Premises that upon the failure to act, the passage of time or the giving of notice would give rise to liability under any Environmental Law.

         (g) To the best of Seller's knowledge, there are no ongoing investigations or negotiations, pending or threatened administrative, judicial or regulatory proceedings, or consent decrees or other agreements in effect that relate to environmental conditions in, on, under, about or related to Best, its operations or the Leased Premises.

         (h) To the best of Seller's knowledge, neither Best nor its operations is subject to reporting requirements under the federal Emergency Planning and Community Right-to- Know Act, 42 U.S.C. Section 11001 et seq., or analogous state statutes and related regulations.

         SECTION 2.29. Labor Matters. (a) Except as set forth in Section 2.29(a) of the Disclosure Schedule: (i) Best is not a party to any outstanding employment, consulting or management agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission not disclosed on Section 2.22(i) of the Disclosure Schedule; (ii) Best is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law or as contemplated by Section
4.1 hereof); (iii) Best is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Best nor do the Sellers know of any activities or proceedings of any labor union to organize any such employees. The Sellers have furnished to the Buyer complete and correct copies of all such agreements ("Employment and Labor Agreements"). To the best of Seller's knowledge, Best has not breached or otherwise failed to comply with any provisions of any Employment and Labor Agreement, and is in full compliance with all terms of any collective bargaining agreement and there are no grievances outstanding thereunder.

         (b) Except as set forth in Section 2.29(b) of the Disclosure  Schedule:
(i) to the best of Seller's knowledge, Best is in compliance with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment and is not engaged in any unfair labor practice;
(ii) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"); (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the best of Seller's knowledge, threatened against or affecting Best, and Best has not at any time experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of Best; (iv) there is no representation claim or petition pending before the NLRB or any similar foreign agency and, to the best of Seller's knowledge, no question concerning representation exists relating to the employees of Best; (v) there are no charges with respect to or relating to Best pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; and (vi) Best has no formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of Best and no such investigation is in progress.

         Sellers at all times have, to the best of Seller's knowledge, been and will remain in strict compliance with all terms and provisions of the Immigration Reform and Control Act of 1986 and all rules and regulations adopted pursuant thereto or in connection therewith (the "IRCA"). All employees of Sellers assigned to work at sites pursuant to assignment by Sellers have, to the best of Seller's knowledge, had and will have had their identity and eligibility for work within the U.S. properly verified by Sellers. At or prior to Closing, Sellers shall provide copies of the I-9 Forms together with such other documentation as may be requested by Buyer from time to time in order to satisfy Buyer that Sellers have performed its obligations hereunder as required by the IRCA.

         SECTION 2.30. Products Liability. (a) Except as disclosed on Section 2.30(a) of the Disclosure Schedule, to the best of Seller's knowledge (i) there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation of a civil, criminal or administrative nature before any court or governmental or other regulatory or administrative agency, commission or authority against or involving any product, substance or material (collectively, a "Product"), or class of claims or lawsuits involving the same or similar Product produced, distributed or sold by or on behalf of Best which is pending or threatened, resulting from an alleged defect in design, manufacture, materials or workmanship of any Product produced, distributed or sold by or on behalf of Best, or any alleged failure to warn, or from any breach of implied warranties or representations, and (ii) there has not been any Occurrence (as defined below).

         (b) For purposes of this Section 2.30, the term "Occurrence" shall mean any accident, happening or event which was caused or allegedly caused by any alleged hazard or alleged defect in manufacture, design, materials or workmanship including, without limitation, any alleged failure to warn or any breach of express or implied warranties or representations with respect to, or any such accident, happening or event otherwise involving, a Product (including any parts or components) manufactured, produced, distributed or sold by or on behalf of Best which is likely to result in a future claim or loss.

         SECTION 2.31. Life Insurance. Section 2.31 of the Disclosure Schedule is a true and complete listing of all life insurance policies owned by Best having cash surrender value (the "Life Policies") and the amount of the cash surrender value for each of said policies as of June 30, 1997.

     SECTION 2.32. Accuracy of Information. None of the representations, warranties or statements of the Sellers contained in this Agreement, or in the Disclosure Schedule or exhibits hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading. Except as set forth in Sections 1.3 and 1.4 with respect to purchase price adjustments, Sellers and Best disclaim and Buyer acknowledges that Sellers and Best make no warranty or representation regarding any projections included in any document provided to Buyer and disclaim any representation, warranty or covenant that such projections will be realized in the future, except Sellers do represent that said projections were made in good faith and based on reasonable assumptions.

         SECTION 2.33. Survival. Each of the representations and warranties set forth in this Article II shall survive the Closing for the period terminating on the second anniversary of the Closing Date, except that (i) the representations and warranties set forth in Section 2.2 (Capitalization; Title to the Shares) shall survive indefinitely, (ii) the representations and warranties set forth in Sections 2.7 (Financial Statements), 2.9 (Tax Matters), 2.18 (Litigation), 2.22 (Employee Plans), 2.27 (Change in Ownership), 2.28 (Environmental Matters) and
2.29 (Labor Matters) hereof shall survive until the later of (A) the third anniversary of the Closing Date and (B) the expiration of the applicable statute of limitations for third party or governmental actions, and (iii) with respect to claims asserted pursuant to Section 8.1 of this Agreement before the expiration of any applicable representation or warranty, such representation or warranty shall survive until such claim is finally liquidated or otherwise resolved.

         SECTION 2.34. Representation Disclaimer. Sellers shall not be deemed to have made to Buyer any representation or warranty other than as expressly made by Sellers in this Article II hereof, elsewhere in this Agreement and in the Disclosure Schedules attached hereto and made a part hereof. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by Sellers in Article II hereof, Sellers make no representation or warranty to Buyer with respect to:

     (a) any projections, estimates or budgets heretofore delivered to or made available to Buyer of future revenues, expenses or expenditures or future results of operations; or

         (b) except as expressly covered by a representation and warranty contained in Article II hereof, elsewhere in this Agreement and in the Disclosure Schedules attached hereto and made a part hereof, any other information or documents (financial or otherwise) made available to Buyer or its counsel, accountants or advisers with respect to Best.

                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby represents, warrants and agrees as follows:

     SECTION 3.1. Corporate Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all
                                                       -30-
     requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

         SECTION 3.2. Validity of Agreement. The Buyer has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of the Buyer's obligations hereunder have been duly authorized by the Board of Directors of the Buyer (the "Board of Directors"), and no other corporate proceedings on the part of the Buyer are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by the Buyer and constitutes the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms.

         SECTION 3.3. No Conflict or Violation; No Defaults. The execution, delivery and performance by the Buyer of this Agreement does not and will not violate or conflict with any provision of its Certificate of Incorporation or By-laws and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Buyer is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of its properties or assets where such violations, breaches or defaults in the aggregate would have a material adverse effect on the transactions contemplated hereby or on the assets, properties, business, operations, net income or financial condition of the Buyer.

         SECTION 3.4. Consents and Approvals. Except as disclosed on Section 3.4 of the Disclosure Schedule, or as required under the HSR Act, no consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Buyer or any vote, consent or approval in any manner of the holders of any Security (as defined in Section 2(l) of the Securities Act) of the Buyer is required as a condition to the execution and delivery of this Agreement.

         SECTION 3.5. Survival. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by the Buyer at the Closing as if made at such time and shall survive the Closing for a period terminating on the date two years after the Closing Date.

         SECTION 3.6. SEC Filing. Buyer has heretofore furnished to the Sellers copies of the Quarterly Report on Form 10-Q filed with the Securities & Exchange Commission for the quarter ended June 26, 1997. Buyer represents that said filing is true and complete in all material respects.

         SECTION 3.7.  Buyer's Due Diligence Investigation.

         (a) Buyer acknowledges that (i) it has had the opportunity to visit with the Sellers and meet with the respective officers and other representatives of Best to discuss the business and the assets, liabilities, financial condition, cash flow and operations of Best, and (ii) all materials and information requested by Buyer have been provided to Buyer to Buyer's reasonable satisfaction. Buyer acknowledges, warrants and represents it has been given access to all information regarding Best requested by Buyer and has been offered the opportunity to review any and all documents, agreements, records, contracts supporting any matter referred to, referenced or disclosed in this Agreement or the Disclosure Schedules.

         (b)  Buyer   acknowledges   that  it  has  made  its  own   independent
examination, investigation, analysis and evaluation of Best, including Buyer's own estimate of the value of Best.

         (c) Buyer acknowledges that Sellers have advised Buyer that the agreements, contracts, instruments, commitments and other documents referenced in this Agreement and the Disclosure Schedules may contain information material to Buyer's investigation, examination, analysis and evaluation of Best and that Buyer should review in detail each agreement, contract, instrument, commitment or other document referenced in this Agreement and the Disclosure Schedules. Buyer acknowledges that it has made its own independent examination, investigation, analysis and evaluation of Best, including Buyer's own estimate of the value of Best.

         (d) Buyer acknowledges that it has undertaken such due diligence (including a review of the assets, liabilities, books, records and contracts of Best and a physical inspection of such facilities selected by Buyer in its sole discretion), as Buyer deems adequate, including that described above.

         (e)  Notwithstanding  any  investigation,   examination,   analysis  or
evaluation of Best made by or on behalf of Buyer pursuant to which Buyer discovers or fails to discover any information, this Section 3.7 shall not in any way modify any representation or warranty made by Sellers in Article II hereof, or elsewhere in this Agreement or the Disclosure Schedules, or release or discharge Sellers' obligations to make such representations under the terms of this Agreement.

                                   ARTICLE IV.
                                    COVENANTS

         SECTION 4.1. Employee Relations and Benefits. Except as otherwise contemplated in this Section, Sections 2.29. and 5.1. hereof, that Executive Employment Agreement dated the 7th day of September, 1994, by and between Best and Riad Dimechkie (a copy of which Executive Employment Agreement with Riad Dimechkie has been provided to Buyer) and that Stock Repurchase Agreement dated the 26th day of October, 1994 by and between Thomas E. Rystedt and Best (a copy of which Stock Repurchase Agreement with Thomas E. Rystedt has been provided to Buyer), the parties acknowledge and agree that the Buyer and Best shall not be obligated to retain, or to make any severance or similar payments to, any of Best's employees after the Closing Date. Notwithstanding the foregoing, upon the termination, without Cause, within nine (9) months following the Closing Date, of any employee listed on Section 4.1 of the Disclosure Schedule (the "Transition Employees"), Best shall be obligated to pay to each such terminated Transition Employee the amount equal to one week's current salary for each year, or portion of year, said terminated Transition Employee was employed by Best. For the purpose of this Section 4.1., the term "Cause" shall mean intentional gross misconduct, gross negligence, non-performance or the refusal of the employee to work until the date falling within the nine month period selected by Best in its discretion.

         SECTION 4.2. Certain Changes and Conduct of Business. (a) From and after the date of this Agreement and until the Closing Date, Best shall conduct its business solely in the ordinary course consistent with past practices and, without the prior written consent of the Buyer, the Sellers will not, except as required or permitted pursuant to the terms hereof, permit Best to:

     (i) make any material change in the conduct of its businesses and operations or enter into any transaction other than in the ordinary course of business consistent with past practices or enter into new customer contracts or modify, amend or terminate existing customer contracts;

     (ii) make any change in its charter documents or bylaws or issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock (other than transfers of outstanding shares between Sellers) or other ownership interests or in its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

     (iii) (A) incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, (B) issue any securities convertible or exchangeable for debt securities of Best, or (C) issue any options or other rights to acquire from Best, directly or indirectly, debt securities of Best or any security convertible into or exchangeable for such debt securities;

     (iv) make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except transactions pursuant to existing contracts set forth in the Disclosure Schedule and dispositions of inventory or of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

     (v) subject any of its assets, or any part thereof, to any lien, security interest, charge, interest or other encumbrance, or suffer such to be imposed other than such liens, security interests, charges, interests or other encumbrances as may arise in the ordinary course of business consistent with past practices by operation of law which will not, individually or in the aggregate, have a material adverse effect on Best;

     (vi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or declare, set aside or pay any dividends or other distribution in respect of such shares, except the following distributions which are hereby expressly consented to by Buyer:

     (aa) distribution of the Roseville Property plus cash in an amount equal to 5% of the fair market value of the Roseville Property on the date of distribution, together with any and all personal property used solely for the maintenance and operation of the Roseville Property, said distribution to be made free and clear of any mortgage, lien or other encumbrance thereon; and

     (bb) distribution of Best's investment in Health Dimensions, Inc. and Best's general partnership interest in Health Dimensions - Austin Limited Partnership, d/b/a Burr Oak Manor, plus cash in an amount equal to 5% of the fair market value of the investment in Health Dimensions, Inc. and Best's general partnership interest in Health Dimensions - Austin Limited Partnership, d/b/a Burr Oak Manor, on the date of distribution, which distribution shall be free and clear of any security interests, encumbrance, lien or indebtedness thereon; and

     (cc) distribution of Best's interests and assumption of Best's obligations in that Credit Agreement by and between Best and Health Dimensions, Inc. and that Revolving Note payable by Health Dimensions, Inc. to Best in the principal amount of $435,000, each dated January 1, 1996, together with and including the right to receive payment of the outstanding principal balance of $435,000 together with interest accrued thereon following the date of closing of the transaction contemplated by this Stock Purchase Agreement (interest accrued up to and including the date of closing shall remain the property of Best); and

     (dd)   distribution  of  Best's   investment  in  the  Keystone,   Colorado
condominium, which distribution shall be free and clear of any security interests, encumbrance, lien or indebtedness thereon; and

     (ee) distributions of Best's investments in country club memberships at Midland Hills Country Club and Mendakota Country Club; and

     (ff) distributions of the Life Policies and Disability Insurance Policies set forth in Section 2.31 of the Disclosure Schedules including the cash surrender value of each of said policies; and
     (gg) distributions of cash, to the extent not previously made, to Sellers for use in paying income taxes on Sellers' portion of Best's Subchapter S income for the fiscal years ended June 30, 1996, June 30, 1997 and for the period ending the Date of Closing; and

     (hh) distributions that will not cause the Closing Date Deficit to be a greater deficit than the Target Deficit, provided, however, that any distributions of property other than cash pursuant to this Section 4.2(vi) shall occur no later than the date immediately prior to the Closing Date;

     (vii) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

     (viii) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee except in accordance with past practice and not greater than 3% of the compensation to said employee paid for or in connection with Best's fiscal year ended June 30, 1997, except in accordance with pre-existing contractual provisions;

     (ix) make or commit to make any capital expenditure or to invest, advance, loan, pledge or donate any monies to any clients or other persons or to make any similar commitments with respect to outstanding bids or proposals except for an amount less than $7,500 with respect to any bid or proposal or as disclosed in
Section 2.7(b) of the Disclosure Schedule;

     (x) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates, except as expressly provided in this Section 4.2.;

     (xi) guarantee any indebtedness for borrowed money or any other obligation of any other person;

     (xii) fail to keep in full force and effect any Bonds or Policies comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

     (xiii) take any other action that would cause any of the representations and warranties made herein not to remain true and correct;

     (xiv) make any loan, advance or capital contribution to or investment in any person except as disclosed in Section 2.7(b) or Section 2.7(c) of the Disclosure Schedule;

     (xv) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in generally accepted accounting principles or write-down the value of any inventory or write-off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practices;

     (xvi) settle, release or forgive any claim or litigation or waive any right for an amount greater than $2,000; or

     (xvii) commit itself to do any of the foregoing.

     (b) From and after the date hereof and until the Closing Date, the Sellers shall cause Best to use its best efforts to:

     (i) maintain, in all material respects, its properties in accordance with present practices in a condition suitable for their current use;

     (ii) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

     (iii) continue to conduct its business in the ordinary course consistent with past practices;

     (iv) keep its books of account, records and files in the ordinary course and in accordance with existing practices;

     (v) continue to maintain existing business relationships with suppliers and customers to the extent that such relationships are, at the same time, judged to be economically beneficial to Best; and

     (vi) comply with all Environmental Laws and should Sellers receive notice that there exists a violation of any Environmental Law with respect to the real properties owned or leased by Best or its operations, Sellers shall immediately notify the Buyer in writing and shall promptly (and in any event within the time permitted by the applicable governmental authority) (A) as to areas over which Sellers exercises control, remove or remedy such violation in accordance with all Environmental Laws and (B) as to other areas, use their best efforts to have such violation removed or remedied in accordance with all Environmental Laws.

     (c) Notwithstanding the foregoing, it is understood and agreed that Best may at Sellers' option prior to the Closing make distributions as permitted pursuant to Section 4.2(vi) of this Agreement.

     (d) From and after the date of this Agreement and through the Closing Date, none of the Sellers shall take any action that Seller knows would cause a termination of Best's election to be treated as an "S corporation".

         SECTION 4.3. Access to Properties and Records. Subject to that Confidentiality and Non-Competition Letter Agreement dated April 21, 1997 by Buyer in favor of Best, the terms of which Buyer hereby reaffirms and incorporates by reference into this Agreement, the Sellers shall afford, and shall cause Best to afford, to the Buyer and the Buyer's accountants, counsel and representatives reasonable access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Article VII hereof) to all Best's properties, books, contracts, Commitments and records (including, but not limited to, all environmental studies, reports and other environmental records) and, during such period, shall furnish promptly to the Buyer all information concerning Best's business, properties, liabilities and personnel as the

Buyer may request, provided that no investigation or receipt of information pursuant to this Section shall affect any representation or warranty of the Sellers or the conditions to the obligations of the Buyer.

         SECTION 4.4. Negotiations. From and after the date hereof, neither the Sellers, Best nor its officers or directors nor anyone acting on behalf of the Sellers or such persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group (other than the Buyer or its representatives) concerning any merger, sale of substantial assets, purchase or sale of shares of common stock or similar transaction involving Best or any division or Affiliate thereof unless this Agreement is terminated pursuant to
Article VII hereof. The Sellers shall promptly communicate to the Buyer any inquiries or communications concerning any such transaction which they may receive or of which they may become aware.

         SECTION 4.5. Consents and Approvals. The Buyer and Sellers shall use their best efforts to obtain, and the Sellers shall use their best efforts to cause Best to obtain, all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement.

         SECTION 4.6. Further Assurances. Upon the request of a party or parties hereto at any time after the Closing Date, the other party or parties will forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or parties or its or their counsel may request in order to perfect title of the Buyer and its successors and assigns to the Shares or otherwise to effectuate the purposes of this Agreement.

         SECTION 4.7. Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto will use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

         SECTION 4.8. Notice of Breach. Through the Closing Date, each of the parties hereto shall promptly give to the other parties written notice with particularity upon having knowledge of any matter that may constitute a breach of any representation, warranty, agreement or covenant contained in this Agreement.

         SECTION 4.9. Non-Competition. Sellers acknowledge that the agreements and covenants contained in this Section are essential to protect the value of Best's business and assets and by virtue of their current relationship with Best, Sellers have obtained such knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of Best and to Best's substantial detriment.

Sellers also acknowledge that Fine Host has purchased all of the outstanding shares of Best in reliance on the covenants made by Sellers in this Section, and that Fine Host would not have acquired the shares of Best from the Sellers in the absence of the covenants made by Sellers in this Section. Therefore, the Sellers agree that for the period commencing on the date of this Agreement and ending on the second anniversary of the Closing Date hereunder (such period is hereinafter referred to as the "Restricted Period") with respect to any location at which, Best or any of its subsidiaries or affiliates is on the date of this Agreement, actively providing services or otherwise doing business, Sellers shall not participate or engage, directly or indirectly, for themselves or either of them or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, officer, director, shareholder (excluding beneficial ownership of less than 5% of the combined voting power of all issued and outstanding voting securities of a publicly held corporation whose stock is traded on a major stock exchange or quoted on NASDAQ), partner, joint venturer, investor or otherwise, in any business activities if such activity consists of any activity undertaken or expressly contemplated to be undertaken by Best or any of its subsidiaries or affiliates, or by Buyer.

         Notwithstanding the foregoing, any Seller that enters into, on or after the Closing Date hereof, an employment agreement, consulting contract or other agreement with Best that includes a non-competition provision with terms different than the terms set forth in this Section 4.9, the non-competition provisions and terms set forth in said employment agreement, consulting contract or other agreement shall, as to such Seller that is party to the employment agreement, consulting contract or other agreement, supersede and be controlling in place of the terms set forth in this Section 4.9 for so long as the provisions of said other agreement remain in effect.

         SECTION 4.10. Confidential Information. Each party hereto shall not, directly or indirectly, disclose to any person or entity or use any information not in the public domain or generally known in the industry, in any form, whether acquired prior to or after the date of this Agreement, received from another party hereto relating to the business and operations of Best, the Buyer, their respective subsidiaries or affiliates, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of Best's products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of Best, the Buyer or any of their respective subsidiaries or affiliates.

     SECTION 4.11. Tax Matters. (a) All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with sale of Seller's Shares shall be borne and paid by Sellers when due, and Sellers will, at their own expense, file all necessary tax returns and other documentation with respect to all such taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such tax returns and other documentation.

         (b) Sellers and Buyer acknowledge that as a consequence of the transaction contemplated by this Agreement, the Subchapter S election for Best will be terminated effective the Closing Date and that the portion of Best's taxable year ending the Closing Date shall be treated as a short taxable year for which Best is an S corporation and the portion of such year beginning on the first day following the Closing Date shall be treated as a short taxable year for which Best is a C corporation. Sellers and Buyer further acknowledge and agree the determination of which items are to be taken into account for each of the short taxable years referred to in the preceding sentence is required pursuant to Section 1362(e)(6)(D) to be made and assigned under normal tax accounting rules.

         (c) Buyer shall have KPMG, at the sole cost and expense of Best, prepare and deliver to Sellers as soon as practicable following KPMG's completion of the Closing Date Balance Sheet, but not later than the due date thereof, copies of Best's federal and state income tax returns, together with Schedules K-1, for the short tax year ending the Closing Date.

         SECTION 4.12. Cooperation on Tax Matters. Buyer and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any tax return, statement, report or form (including any report required pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder), any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer agrees to cause Best (i) to retain all books and records with respect to tax matters pertinent to Best relating to any pre-closing tax period, and to abide by all record retention agreements entered into with any taxing authority and (ii) to give Sellers reasonable written notice prior to destroying or discarding any such books and records and, if any Seller so requests, Buyer shall cause Best to allow Sellers to take possession of such books and records.

         SECTION 4.13. Section 338(h)(10) Election.

         (a) With respect to the sale of the Shares, Buyer and each of the Sellers shall jointly make a Section 338(h)(10) Election (as hereinafter defined) in accordance with applicable laws and under any comparable provision of state, local or foreign law for which a separate election is permissible and as set forth herein. Buyer shall take all necessary steps to properly make a
Section 338(g) Election (as hereinafter defined) in connection with the Section 338(h)(10) Election in accordance with applicable laws and under any comparable provision of state, local or foreign law for which a separate election is permissible. Buyer and each of the Sellers agree to cooperate in good faith with each other in the preparation and timely filing of any Tax Returns required to be filed in connection with the making of such an election, including the exchange of information and the joint preparation and filing of Form 8023 and related schedules. Buyer and each of the Sellers agree to report the transfers under this Agreement consistent with such elections and shall take no position contrary thereto unless required to do so by applicable tax law pursuant to a determination as defined in Section 1313(a) of the Code.

         (b) Buyer shall be responsible  for the  preparation  and filing of all
Section 338 Forms (as hereinafter defined) in accordance with applicable tax laws and the terms of this Agreement and shall deliver such Section 338 Forms to each of the Sellers at least 30 days prior to the date such Section 338 Forms are required to be filed. Each of the Sellers shall execute and deliver to Buyer such documents or forms (including executed Section 338 Forms) as are requested and are required by any laws in order to properly complete the Section 338 Forms at least 20 days prior to the date such Section 338 Forms are required to be filed. Seller shall provide Buyer with such information as Buyer reasonably requests in order to prepare the Section 338 Forms by the later of 30 days after Buyer's request for such information or 30 days prior to the date on which Buyer is required to deliver such forms to Sellers.

         (c) The Purchase Price, liabilities of the Company and other relevant items shall be allocated in accordance with Section 338(b)(5) of the Code and the Treasury Regulations thereunder. Buyer shall, at its option, determine the separate fair market value of the assets (excluding any assets distributed to the Sellers pursuant to Section 4.2(vi) hereof) of the Company (the "Valuation"). The Valuation shall be binding on Buyer and each of the Sellers unless any of the Sellers shall, within 10 days of delivery to Seller of the Valuation, conclude in good faith that the Valuation is manifestly unreasonable. Buyer shall be under no obligation to have such Valuation prepared by an independent appraiser. All values contained in the Valuation shall be used by each party in preparing the forms referred to in Section (b) above and all other relevant Tax Returns.

         (d) "Section 338 Forms" means all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other local Tax authority in connection with a Section 338(g) Election or a
Section 338(h)(10) Election. Section 338 Forms shall include, without limitation, any "statement of section 338 election) and IRS Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treas. Regs. Section 1.338-1 or Treas. Regs. Section 1.338(h)(10)-1 or any successor provisions.

         (e) Notwithstanding any other provision of this Agreement to the contrary, each of the Sellers agrees that any tax liability attributable to the making of the Section 338(h)(10) Election will be paid by the Sellers, provided, however, that Buyer shall indemnify each of the Sellers for any Incremental Tax Cost of the Section 338(h)(10) Election. For purposes of this paragraph, "Incremental Tax Cost" shall mean the net difference, whenever realized, between (i) the combined federal, state and local income tax liability of each Seller attributable to the
Section 338(h)(10) Election, and (ii) the combined hypothetical federal, state and local income tax liability of each Seller attributable to the sale of the Shares, assuming the absence of a Section 338(h)(10) Election giving effect to gross-up for the additional tax obligation incurred for receipt of the indemnification payment itself. The indemnity payment shall be paid by Buyer within ten (10) days after Buyer's receipt of a copy of Seller's tax return together with a calculation of Incremental Tax Cost. To the extent that any Seller recognizes a federal, state or local income tax benefit attributable to the Section 338(h)(10) Election during any taxable period following the receipt of an indemnity payment under this Section 4.15(e), including, without limitation, a tax benefit in the form of a capital loss carryforward, such Seller shall promptly refund an amount equal to the lesser of (i) such tax benefit to Buyer or (ii) the unreimbursed indemnity payment.

         (f) "Section 338(g) Election" means an election described in Section 338(g) of the Code in connection with an election under Section 338(g) of the Code in connection with an election under Section 338(h)(10) of the Code with respect to the acquisition of Shares pursuant to this Agreement. Section 338(g) Election shall include any corresponding election under state or local law pursuant to which a separate election is permissible with respect to Buyer's acquisition of Shares pursuant to this Agreement.

         (g)  "Section  338(h)(10)  Election"  means an  election  described  in
Section 338(h)(10) of the Code with respect to Buyer's acquisition of Shares pursuant to this Agreement. Section 338(h)(10) Election shall include any corresponding election under state or local law pursuant to which a separate election is permissible with respect to Buyer's acquisition of Shares pursuant to this Agreement.

         SECTION 4.14. HSR Act. The parties hereto shall use their best efforts to cause the Buyer and Best to file, at Buyer's sole cost and expense, as soon as practicable notifications under the HSR Act in connection with the transactions contemplated hereby, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters.

                                   ARTICLE V.
                     CONDITIONS TO OBLIGATIONS OF THE BUYER

         The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Buyer in its sole discretion:

         SECTION 5.1. Receipt of Documents. The Sellers shall have delivered to the Buyer all of the following, each duly executed by the parties thereto (other than the Buyer) and dated the Closing Date (or an earlier date satisfactory to the Buyer), in form and substance satisfactory to the Buyer:

     (a) Shares. The Shares shall have been delivered by the Sellers pursuant to
Section 1.2 hereof;

     (b) Employment Agreement. The Employment Agreements between Best and each of Rynders, Pouncy, O'Brien, Rick Sorel, Susan Ayres and John W. Benzick substantially in the form of Exhibits B-1, B-2, B-3, B-4, B-5 and B-6 hereto respectively;

     (c) Consulting Agreement. The Consulting Agreement between Benzick and Best, substantially in the form of Exhibit C hereto;

     (d) Resignations. The resignation of all officers and directors of Best, effective the Closing Date;

     (e) Shareholders' Consent. The unanimous written consent of shareholders of Best, dated prior to the Closing Date, approving the severance arrangements with Riad Dimechkie and Thomas Rystedt for purposes of Section 280G of the Code;

     (f) All documents Buyer may reasonably require relating to the existence of Sellers and Best and the authority of Sellers for this Agreement, all in form and substance reasonably satisfactory to Buyer; and

     (g) Termination of that certain agreement between Rynders and Best regarding phantom stock.

         SECTION 5.2. Lease Agreements. Buyer shall have reviewed and approved the terms and conditions of a lease agreement for a portion of the Roseville Property to be leased by Best after the Closing Date. Such form of lease agreement shall be attached hereto as Exhibit D.

         SECTION 5.3. Representations and Warranties of the Sellers. All representations and warranties made by the Sellers in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if again made by the Sellers on and as of such date, and, if the Closing Date is other than the date hereof, the Buyer shall have received a certificate dated the Closing Date and signed by the Sellers to that effect.

         SECTION 5.4. Performance of the Sellers' Obligations. The Sellers shall have performed in all material respects all obligations required under this Agreement to be performed by them on or before the Closing Date, and the Buyer shall have received a certificate dated the Closing Date and signed by the Sellers to that effect.

         SECTION 5.5. Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign (including under the HSR Act), and of any other person, firm or corporation required in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date.

         SECTION 5.6. No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Best shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

         SECTION 5.7. No Material Adverse Change. During the period from May 31, 1997 to the Closing Date, there shall not have been any material adverse change in the assets, properties, business, operations, net income or financial condition of Best, including, but not limited to, the receipt by Best of a notice of termination of a Commitment from any customer having a gross volume (as defined in Section 1.4(f)) of $1,000,000 or more for the fiscal year ended June 30, 1997 or supplier from whom Best had purchases totalling more than $1,000,000 in the fiscal year ended June 30, 1997.

         SECTION 5.8. Release from Guaranty and Indemnification to BHS. The Sellers shall use their best efforts to obtain the release of Best from its Guaranty obligations set forth in that Pledge and Guaranty Agreement dated August 5, 1996 (the "BHS Guaranty") and Best's obligation to indemnify, defend and hold harmless as set forth in that Agreement dated August 5, 1996 (the "BHS Agreement"), each by and among Benedictine Health System, Health Dimensions, Inc., Dale M. Thompson, David L. Briscoe, Dennis A. Kamstra, Scott R. Lennes, Sergei N. Shvetzoff, Robert D. Sundberg and Best, Inc. The obligation of Sellers pursuant to this Section 5.8 is to use their best efforts to obtain such release and Sellers make no guaranty that they will be successful in obtaining such a release. If Sellers are unable to obtain the release of Best from its guaranty under the BHS Guaranty and indemnification under the BHS Agreement, Sellers shall indemnify Best and Buyer from any Losses arising from said guaranty and indemnification pursuant to Section 8.1(a) herein.

         SECTION 5.9. Opinion of Counsel. The Buyer shall have received an opinion, dated as of the Closing Date, from Maun & Simon, PLC, counsel to the Sellers, in form and substance reasonably satisfactory to the Buyer and its counsel, substantially in the form of Exhibit E hereto. In giving such opinion, such counsel may rely upon certificates of public officials, upon opinions of local counsel and, as to matters of fact, upon a certificate of the Sellers, officers of Best or their Affiliates, and such counsel may assume that this Agreement has been duly authorized, executed and delivered by the Buyer.

         SECTION 5.10. Other Closing Matters. The Buyer shall have received such other duly executed certificates, instruments and documents in confirmation of the representations and warranties of the Sellers or in furtherance of the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

         SECTION 5.11. Legal Matters. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Sellers under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Sellers in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to Willkie Farr & Gallagher, counsel for the Buyer.

                                   ARTICLE VI.
                    CONDITIONS TO OBLIGATIONS OF THE SELLERS

         The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Sellers:

         SECTION 6.1. Receipt of Documents. The Buyer shall have delivered to the Sellers all of the following, each duly executed by the parties thereto (other than the Sellers) and dated the Closing Date (or an earlier date satisfactory to the Sellers), in form and substance satisfactory to the Sellers:

     (a) Purchase Price. The Purchase Price payable on the Closing Date as set forth in Section 3 hereof.

     (b) Employment Agreement. The Employment Agreements between Best and each of Rynders, Pouncy, O'Brien, Rick Sorel, Susan Ayres and John Benzick
substantially in the form of Exhibits B-1, B-2, B-3, B-4, B-5 and B-6 hereto respectively.

     (c) Consulting Agreement. The Consulting Agreement between Benzick and Best, substantially in the form of Exhibit C hereto.

     (d) Lease Agreement. The Lease Agreement substantially in the form attached hereto as Exhibit D for the portion of the Roseville Property to be leased by Best following the Closing Date.

     SECTION 6.2. Representations and Warranties of the Buyer. All representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if again made by the Buyer on and as of such date, and, if the Closing Date is other than the date hereof, the Sellers shall have received a certificate dated the Closing Date and signed by the Chairman of the Board, the President or the Executive Vice President of the Buyer to that effect.

         SECTION 6.3. Performance of the Buyer's Obligations. The Buyer shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date, and the Sellers shall have received a certificate dated the Closing Date and signed by the Chairman of the Board, the President or the Executive Vice President of the Buyer to that effect.

         SECTION 6.4. Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign (including under the HSR Act), and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date.

         SECTION 6.5. No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

         SECTION 6.6. Discharge of Indebtedness; Release of Liens. The Buyer shall have performed, or caused Best to perform, all acts necessary to discharge all of Best's and Seller's obligations under the loan agreements, promissory notes, mortgage, assignment of leases and rents, security agreements, pledge agreements, guarantees, and other agreements listed on Section 6.6 of the Disclosure Schedule and to cause the termination, satisfaction and release of all mortgages, liens, security interests, charges, interest or other encumbrances on the Roseville Property , the Life Policies,the investment in Health Dimensions, Inc. and Health Dimensions - Austin Limited Partnership, d/b/a Burr Oak Manor and to cause the termination, satisfaction and release of all guaranties by Sellers to Norwest Bank, N.A. or others. Without limiting the generality of the foregoing, the Buyer shall furnish to Sellers evidence satisfactory to Sellers that all obligations set forth in Section 6.6 of the Disclosure Schedule shall have been paid or discharged in full and that all mortgages, security interest and liens encumbering the Roseville Property , the Life Policies, the investment in Health Dimensions, Inc. and Health Dimensions - Austin Limited Partnership, d/b/a Burr Oak Manor and all personal guaranties by Sellers in favor of

Norwest Bank, N.A. or others have been on the Closing Date or shall be within five (5) days following the Closing Date terminated, satisfied or released. Buyer hereby agrees to indemnify and hold Sellers, their respective heirs and properties, including all property interest received by Sellers from distributions pursuant to Section 4.2(vi) herein harmless from any and all liability, loss, cost, expense (including all reasonable attorney's fees), claim or cause of action relating to any obligation of Best set forth in Section 6.6 of the Disclosure Schedule.

         SECTION 6.7. Pre-Closing Distributions. All distributions permitted pursuant to Section 4.2.(a)(vi) of this Agreement desired to be made by Sellers prior to the Closing Date shall have been duly completed.

         SECTION 6.8. Opinion of Counsel. The Sellers shall have received an opinion, dated as of the Closing Date, from Willkie Farr & Gallagher, counsel for the Buyer, and Ellen Keats, Esq., General Counsel of the Buyer, in form and substance reasonably satisfactory to the Sellers and their counsel, substantially in the form of Exhibits F-1 and F-2 respectively, attached hereto. In giving such opinion, such counsel may rely upon certificates of public officials, upon opinions of local or in-house counsel and, as to matters of fact, upon certificates of officers or in-house counsel of the Buyer, and such counsel may assume that this Agreement has been duly authorized, executed and delivered by the Sellers.

         SECTION 6.9. Other Closing Documents. The Sellers shall have received such other duly executed certificates, instruments and documents in confirmation of the representations and warranties of the Buyer or in furtherance of the transactions contemplated by this Agreement as the Sellers or his counsel may reasonably request.

         SECTION 6.10. Legal Matters. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Buyer under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Buyer in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Sellers.

                                  ARTICLE VII.
                           TERMINATION AND ABANDONMENT

     SECTION 7.1. Methods of Termination; Upset Date. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

     (a) By the mutual written consent of the Sellers and the Buyer;

     (b) By the Buyer, if all the conditions set forth in Article V of this Agreement shall not have been satisfied or waived on or before the Closing Date;

     (c) By the Sellers, if all the conditions set forth in Article VI of this Agreement shall not have been satisfied or waived on or before the Closing Date;

     (d) By the Sellers or the Buyer if the other party or parties hereto fail to comply in any material respect with any of its or their covenants or agreements contained herein, or breaches its or their representations and warranties in any material way;

     (e) By the Sellers or the Buyer if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement;

     (f) By either the Buyer or Sellers at any time after September 30, 1997.

         SECTION 7.2. Procedure Upon Termination. In the event of termination and abandonment of this Agreement pursuant to Section 7. 1, written notice thereof shall forthwith be given to the other party or parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by the Sellers or the Buyer. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement except as provided in Sections 4.10, 10.1, 10.4 and 10.5 hereof, provided, however, that no termination of this Agreement pursuant to this Article VII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

         SECTION 8.1. Coverage. (a) Notwithstanding the Closing or the delivery of the Shares and regardless of any investigation at any time made by or on behalf of the Buyer, each Seller, jointly and severally, shall , subject to the limitation set forth in Section 8.1(d), indemnify and agree to fully defend, save and hold the Buyer and its Affiliates and Best and its Affiliates (other than the Sellers) harmless if any such party shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys', consultants' and experts' fees), claim or cause of action not satisfied as an Adjustment to Purchase Price pursuant to Section 1.4. above (each, a "Loss") arising out of, relating to or resulting from, or shall pay or become obligated to pay any sum on account of any and all Events of Breach (as hereinafter defined) of such Seller, or (i) the guaranty obligations of Best under the BHS Guaranty or (ii) the obligation of Best to indemnify, defend and hold harmless BHS and Health Dimensions, Inc. pursuant to the BHS Agreement or
(iii) the obligations relating to the repayment of the Option Price by Health Dimensions, Inc. shareholders in the event they elect not to sell to BHS in accordance with the BHS Agreement; provided that the parties shall have no obligation to indemnify under this Section 8.1(a) unless the aggregate amount of indemnifiable claims asserted exceed

$75,000, it being understood that once such amount is exceeded, the aggregate of all such claims shall be paid.

         (b) Notwithstanding the Closing or the delivery of the Shares and regardless of any investigation at any time made by or on behalf of the Sellers, the Buyer shall indemnify and agrees to fully defend, save and hold Sellers harmless if Sellers shall at any time or from time to time suffer any Loss arising out of or resulting from, or shall pay or become obligated to pay any sum on account of any and all Events of Breach of the Buyer; provided that the parties shall have no obligation to indemnify under this Section 8.1(b) unless the aggregate amount of indemnifiable claims asserted exceeds $75,000, it being understood that once such amount is exceeded, the aggregate of all such claims shall be paid.

     (c) As used herein, "Event of Breach" shall be and mean any one or more of the following:

                  (i) any untruth or inaccuracy in any representation by the indemnitor relied upon by the indemnitee or the breach of any warranty by the indemnitor relied upon by the indemnitee contained in this Agreement or any certificate, schedule, exhibit or annex or other document furnished by the other party pursuant to this Agreement or in connection with the Closing;

                  (ii) any failure by the indemnitor duly to perform or observe any material term, provision, covenant, agreement or condition on the part of such indemnitor to be performed or observed under this Agreement; provided, however, that the exercise by the Buyer of its right of offset pursuant to Sections 1.4 or 8.1(d) or the reduction in the Purchase Price pursuant to such Sections hereof shall in no event be deemed an Event of Breach; and

                  (iii)  any  act  performed,   transaction   entered  into,  or
         statement of facts suffered to exist by any party hereto before the Closing Date, otherwise than in good faith and pursuant to the exercise of reasonable care; and

                  (iv) any failure of the parties to effect a valid Section 338(h)(10) Election attributable either to the failure of any of the Sellers to comply with Section 4.13 of this Agreement, or the failure of the Company to qualify as an S Corporation on the Closing Date.

         (d) Notwithstanding anything herein to the contrary, the sum of any adjustments made to the Purchase Price pursuant to Section 1.4 herein together with the amount of indemnification which may be sought by any party pursuant to this Article VIII is expressly limited to the maximum amount of $11,500,000. The Buyer shall have the right to off-set amounts payable by Sellers pursuant to this Article VIII against any amount required to be escrowed pursuant to the provisions of Section 1.3(a)(ii). In the event that the sum of any adjustments that reduce the Purchase Price pursuant to Section 1.4 herein together with any claim or claims for any Loss exceed the amount of principal required to be escrowed pursuant to the provisions of Section 1.3(a)(ii) the Sellers shall promptly upon notice of such deficiency deliver to the Buyer a certified check equal to each Sellers respective proportionate share of any such deficiency. Each Sellers proportionate share of any deficiency shall be based upon the proportionate share of the Purchase Price received by each Seller. No interest shall be payable with respect to principal amounts off-set pursuant to this Section.

         SECTION 8.2. Procedures. If an Event of Breach occurs or is alleged and the party or parties entitled to receive the benefits of the indemnification provisions hereunder (the "Indemnified Party") asserts that a party or parties has become obligated to the Indemnified Party pursuant to Section 8.1 hereof (the "Indemnifying Party"), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall give written notice to the Indemnifying Party. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and defend, contest or otherwise protect the Indemnified Party against any such suit, action, investigation, claim or proceeding by counsel of the Indemnifying Party's choice at its sole cost and expense; provided, however, that the Indemnifying Party shall not make any settlement or compromise without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Indemnified Party's choice and shall in any event cooperate with and assist the Indemnifying Party to the extent reasonably possible. If the Indemnifying Party fails timely to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Indemnified Party shall be entitled to recover the entire cost thereof from the Indemnifying Party, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such suit, action, investigation, claim or proceeding.

                                   ARTICLE IX.
                                   ARBITRATION

         SECTION 9.1. Matters to be Submitted to Arbitration. All disputes and controversies of every kind and nature between the parties to this Agreement arising out of or in connection with this Agreement as to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, misrepresentation, continuance, or termination thereof for which a party seeks a legal remedy of money damages only or a reduction of the principal amounts required to be escrowed pursuant to the provisions of Section 1.3(a)(ii) in a cumulative amount not exceeding $250,000 shall be submitted to binding arbitration pursuant to the procedures set forth in this Article IX. Each of the respective parties' right to arbitrate under this Agreement shall not exceed a total aggregate sum of any and all claims, disputes and controversies in excess of $250,000. Other matters may be submitted for determination by any state or federal court having competent jurisdiction thereof.

     SECTION 9.2. Procedure. (a) Buyer, as one party, or Sellers collectively, as the other party, may demand such arbitration in writing to the other party ten (10) or more days after the controversy arises, in setting forth therein a statement of the matter in controversy.

         (b) If the controversy has not been resolved to the satisfaction of both parties within five (5) days after such demand, either party may submit the matter for binding arbitration to the American Arbitration Association, Minneapolis office, and each party hereto consents to such binding arbitration.

         (c) The arbitration costs and expenses of each party shall initially be borne by that party, provided however the Arbitrator may in its decision award costs and expenses as part of the decision.

         (d) The arbitration rules and procedures of the American Arbitration Association shall be utilized in the arbitration hearing and the law of evidence of the State of Minnesota shall govern the presentation of evidence at such hearing.

         (e) An award rendered by the Arbitrator appointed under and pursuant to this Agreement shall be final and binding on all parties to the proceeding and judgment on such award may be entered by either party to the highest court, state or federal, having jurisdiction.

         SECTION 9.3. Agreement as Bar to Suit. The parties stipulate that the provisions of this arbitration provision shall be a complete defense of any suit, action, or proceeding instituted in any federal, state, or local court or before any administrative tribunal with respect to any controversy or dispute arbitrable pursuant to the provisions of this Article IX.

         SECTION 9.4. Lack of Arbitrator's Authority to Modify Agreement. Nothing contained in this Agreement shall be deemed to give the Arbitrator any authority, power, or right to alter, change, amend, modify, add to or subtract from any of the provisions of this Agreement.

                                   ARTICLE X.
                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Survival of Provisions. Subject to Sections 2.32, 3.5 and
7.2 hereof, the respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement. In the event of a material breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

         SECTION 10.2. Publicity. On or prior to the Closing Date, Sellers shall not, nor shall they permit their respective affiliates to, issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of Buyer. Notwithstanding the foregoing, in the event any such press release or announcement is required by law to be made by the party proposing to issue the same, such party shall use its best efforts to consult in good faith with the other party prior to the issuance of any such press release or announcement.

         SECTION 10.3. Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Buyer shall have the unrestricted right to assign this Agreement and/or to delegate all or any part of its obligations hereunder to any Affiliate of the Buyer or to any lender in connection with any financing, but in such event the Buyer shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement and Buyer's
Promissory Note. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

         SECTION 10.4. Investment Bankers, Financial Advisors, Brokers and Finders. (a) The Sellers represent and warrant to the Buyer that the Sellers have not employed the services of a broker or finder in connection with this Agreement or any of the transactions contemplated hereby. Best has employed KPMG as a financial adviser to advise management and the Board of Directors of Best regarding the transaction proposed in this Agreement and the negotiation of the terms of this Agreement. The Sellers shall indemnify and agree to defend and hold the Buyer and Best harmless against and in respect of all claims, losses, liabilities and expenses which may be asserted against the Buyer (or any Affiliate of the Buyer) by any broker or person other than KPMG who claims to be entitled to an investment banker's, financial advisor's, broker's, finder's or similar fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, by reason of his acting at the request of the Sellers. Fees and expenses payable to KPMG in connection with its services as financial adviser for the transaction contemplated by this Agreement are an obligation of Best.

     (b) The Buyer represents and warrants to the Sellers that it has not employed the services of an investment banker, financial advisor, broker or finder except for Piper Jaffray, Inc. in connection with this Agreement or any of the transactions contemplated hereby. The

Buyer shall indemnify and agrees to save and hold each of the Sellers harmless against and in respect of all claims, losses, liabilities, fees, costs and expenses which may be asserted against them by any broker or other person who claims to be entitled to an investment banker's, financial advisor's, broker's, finder's or similar fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, by reason of his acting at the request of the Buyer.

         SECTION 10.5. Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal, accounting and other fees, costs and expenses of each party hereto incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses, except that the fees, costs and expenses of the Sellers shall be borne by Best.

         SECTION 10.6. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

                  If to the Buyer, to:

                  Fine Host Corporation
                  3 Greenwich Office Park
                  Greenwich, Connecticut 06830
                  Attention: Richard E. Kerley
                  Chairman and Chief Executive Officer

                  with copies to:

                  Ellen Keats, Esq.
                  Vice President and General Counsel
                  and

                  Willkie Farr & Gallagher
                  One Citicorp Center
                  153 East 53rd Street
                  New York, New York 10022
                  Attention: Steven J. Gartner, Esq.

                  If to the Sellers, to:

                  William J. Benzick
                  4137 Brigadoon Drive
                  Shoreview, MN 55126

                  and

                  Perry M. Rynders
                  1145 Aquarius Lane
                  Eagan, MN 55123

                  and

                  Willie J. Pouncy
                  2856 Inwood Avenue
                  Lake Elmo, MN 55042

                  and

                  Jo Doerhoefer
                  810 Riverwood Place
                  Owatonna, MN 55060

                  and

                  Edward Miller
                  2057 - 315th Lane, N.W.
                  Cambridge, MN 55008

                  and

                  Martin Fox
                  11219 Red Oak Court
                  Champlin, MN 55316
                  and

                  Patricia O'Brien
                  1376 Sargent Avenue
                  St. Paul, MN 55105

                  and

                  Stephen Poe
                  2941 North 90th Street
                  Milwaukee, WI 53222

                  with a copy to:

                  Maun & Simon, PLC
                  2000 Midwest Plaza Building West
                  801 Nicollet Mall
                  Minneapolis, Minnesota 55402-2534
                  Attention: J. Patrick Brinkman, Esq.

or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or three (3) days after duly mailed, postage prepaid, to the address provided herein for notices. No change in any of such addresses shall be effective insofar as notices under this Section 10.6 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 10.6.

         SECTION 10.7. Entire Agreement. This Agreement, together with the Disclosure Schedule and the exhibits hereto and that Letter Agreement by Buyer to Best dated April 12, 1997 regarding matters of confidentiality and non-competition (the "Letter Agreement"), constitute the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in Letter Agreement, the Disclosure Schedule, exhibits, certificates and other documents delivered in accordance herewith. This Agreement, subject to the Letter Agreement, supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which, except the Letter Agreement, are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

     SECTION 10.8. Waivers and Amendments. The Sellers or the Buyer may by written notice to the other: (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement; (c) waive compliance with any of the covenants of the other contained in this Agreement; (d) waive performance of any of the obligations of the other created under this Agreement; or (e) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

         SECTION 10.9. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         SECTION 10.10. Titles and Headings. The Article and Section headings, Disclosure Schedule titles, and the Table of Contents contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

         SECTION 10.11. Signatures and Counterparts. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission shall be the same as delivery of an original. At the request of either party, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         SECTION 10.12. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 10.13. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Minnesota without giving effect to the choice-of-law provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUYER:        FINE HOST CORPORATION

              By:   /s/ Richard E. Kerley
              Name:   Richard E. Kerley
              Title:  Chairman of the Board and Chief Executive Officer




SELLERS:       By:____/s/ William J. Benzick________
                       William J. Benzick


               By:___/s/ Perry Rynders______________
                       Perry Rynders


              By:___/s/ Willie Pouncy_______________
                       Willie Pouncy


              By:___/s/ Jo Doerhoefer_______________
                       Jo Doerhoefer


              By:___/s/ Edward Miller_______________
                       Edward Miller


              By:___/s/ Martin Fox__________________
                       Martin Fox


              By:__/s/ Patricia O'Brien_____________
                       Patricia O'Brien


              By:__/s/ Stephen Poe__________________
                       Stephen Poe

                             Description of Exhibits



         In accordance with Item 601(b)(2) of Regulation S-K, the exhibits and disclosure schedules were immaterial and have been omitted from the stock purchase agreement. The following pages are indexes to these documents and the Company will provide these documents to the Securities and Exchange Commission upon request.

         Exhibit Index



Exhibit No.   Description

  A           Escrow Agreement, dated as of August
              27,  1997,  by and among the Sellers
              of Best, Inc. ("Sellers"),  Perry M.
              Rynders,  as agent for the  Sellers,
              Fine  Host   Corporation  and  State
              Street  Bank and Trust  Company,  as
              escrow agent.

  B-1 Employment Agreement, dated as of August 27, 1997, by and between Perry M. Rynders and Best, Inc.

  B-2 Employment Agreement, dated as of August 27, 1997, by and between Willie J. Pouncy and Best, Inc.

  B-3 Employment Agreement, dated as of August 27, 1997, by and between Patricia O'Brien and Best, Inc.

  B-4         Employment  Agreement,  dated  as of
              August 27, 1997, by and between Rick Sorel and Best, Inc.

  B-5 Employment Agreement, dated as of August 27, 1997, by and between Susan Ayres and Best, Inc.

  B-6 Employment Agreement, dated as of August 27, 1997, by and between John W. Benzick and Best, Inc.

  C Consulting Agreement, dated as of August 27, 1997, by and between William J. Benzick and Best, Inc.

  D           Lease  Agreement,  dated as of August 27, 1997 between Best,  Inc.
              and  Best  Holding  Company,  L.L.C.in  regard  to  the  Roseville
              Property.

  E           Form of Opinion of Maun & Simon.

  F-1         Form of Opinion of Willkie Farr & Gallagher.

  F-2         Form of Opinion of Ellen Keats, Esq.

      DISCLOSURE SCHEDULE


Section No.  Description

  2.1        Jurisdiction in which qualified to do business

  2.2        Sellers and number of shares owned

  2.3(a)     Subsidiaries, Affiliates and Equity Investments of Best

  2.3(c)     Seller interests in other beverage/food service business

  2.5        Agreement or sale does not result in conflict or violation

  2.6        Consents or approvals required

  2.7(b) Assets, properties, liabilities not in ordinary course of business since 5/31/97

  2.7(c)     Commitments Greater than $10,000

  2.8        Absence of changes or events since 5/31/97

  2.9        Tax matters

  2.10       Post 5/31/97 charges

  2.11       Undisclosed liabilities

  2.12       List of real properties leased

  2.14       Personal property owned or leased with book value over $10,000

  2.15       List of trademark, tradenames

  2.16       List of licenses, permits and government approvals

  2.17       Disclosure of operations not in compliance with law

  2.18       Pending or known threatened litigation

  2.19       Listing of all contracts (commitments)

  2.20       Accounts and notes receivable past due more than 90 days

  2.21       Inventory liens

  2.22(a)    List of employee plans

  2.22(f)    List of multi-employer plan

  2.22(h)    Continuing employee welfare benefits

  2.22(i)    Compensation in excess of $20,000

  2.22(j)    Change of control arrangements

  2.22(k)    Changes to Employee Plans

  2.23 List of customers, suppliers and competitors (with disclosure of rebates or favorable terms)

  2.24       List of bonds and insurance

  2.25       Transaction with directors and officers

  2.26       Finder's fees

  2.28       List of above-ground or underground storage tanks

  2.29(a)    Employment and labor agreements

  2.29(b)    Pending labor charges or complaints

  2.30       Product liability claims

  2.31       Life Policies

  4.1        Transition Employees

  6.6        Indebtedness and liens to be released by Buyer